                                                                    EXHIBIT 99.2

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 24, 2003

                                  BY AND AMONG

                             ROUGE INDUSTRIES, INC.

                               ROUGE STEEL COMPANY

                                  QS STEEL INC.

                                       AND

                                  OAO SEVERSTAL

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                                TABLE OF CONTENTS

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ARTICLE I             PURCHASE AND SALE OF BUSINESS..........................................................           1

         Section 1.1.      Acquired Assets...................................................................           1

         Section 1.2.      Excluded Assets...................................................................           3

         Section 1.3.      Assumed Liabilities...............................................................           4

         Section 1.4.      Excluded Liabilities..............................................................           5

         Section 1.5.      Consideration.....................................................................           6

         Section 1.6.      Deposit...........................................................................           6

ARTICLE II            THE CLOSING............................................................................           6

         Section 2.1.      Closing...........................................................................           6

         Section 2.2.      Deliveries by Sellers.............................................................           7

         Section 2.3.      Deliveries by Buyer...............................................................           7

         Section 2.4.      Tax Allocation; Payment of Consideration..........................................           8

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................           8

         Section 3.1.      Organization......................................................................           8

         Section 3.2.      Authority of Sellers; Binding Effect..............................................           8

         Section 3.3.      Consents and Approvals............................................................           9

         Section 3.4.      No Violations.....................................................................           9

         Section 3.5.      Joint Ventures....................................................................           9

         Section 3.6.      Title to Assets...................................................................          10

         Section 3.7.      Sufficiency of Assets.............................................................          10

         Section 3.8.      Financial Statements and SEC Filings..............................................          10

         Section 3.9.      Contracts.........................................................................          10

         Section 3.10.     Intangible Property...............................................................          11

         Section 3.11.     Compliance with Laws..............................................................          11

         Section 3.12.     Permits...........................................................................          11

         Section 3.13.     Environmental Matters.............................................................          12

         Section 3.14.     Employee Benefits Compliance......................................................          12

         Section 3.15.     Litigation........................................................................          13

         Section 3.16.     Real Property.....................................................................          13

         Section 3.17.     Taxes.............................................................................          13

         Section 3.18.     Accounts Receivable...............................................................          14

         Section 3.19.     Company Reports...................................................................          14

         Section 3.20.     Labor Matters.....................................................................          14
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         Section 3.21.     Customers and Suppliers...........................................................          14

         Section 3.22.     Capital Expenditures..............................................................          14

         Section 3.23.     Brokers...........................................................................          14

         Section 3.24.     Executory Contracts...............................................................          15

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER................................................          15

         Section 4.1.      Organization......................................................................          15

         Section 4.2.      Authority of Buyer; Binding Effect................................................          15

         Section 4.3.      Consents and Approvals............................................................          15

         Section 4.4.      No Violations.....................................................................          15

         Section 4.5.      Adequate Assurances Regarding Assumed Contracts...................................          16

         Section 4.6.      Investment Intent.................................................................          16

         Section 4.7.      Ability to Bear Risk..............................................................          16

         Section 4.8.      Availability of Funds.............................................................          16

         Section 4.9.      Brokers...........................................................................          16

ARTICLE V             COVENANTS..............................................................................          16

         Section 5.1.      Conduct of Business by Sellers Pending the Closing................................          16

         Section 5.2.      Access to Records and Properties..................................................          17

         Section 5.3.      Filings; Other Action.............................................................          18

         Section 5.4.      Transfers Not Effected as of Closing..............................................          19

         Section 5.5.      Public Announcements..............................................................          20

         Section 5.6.      Submission for Court Approval.....................................................          20

         Section 5.7.      Bidding Procedures................................................................          20

         Section 5.8.      Notice of Breach; Disclosure......................................................          20

         Section 5.9.      Payment Under Assumed Contracts and Determination of Cure Costs...................          20

         Section 5.10.     Further Assurances................................................................          21

         Section 5.11.     Employee Matters..................................................................          21

         Section 5.12.     Financial Reports.................................................................          21

         Section 5.13.     Improper Receipt of Payments......................................................          21

         Section 5.14.     Administrative Claims.............................................................          21

         Section 5.15.     Transfer Taxes....................................................................          21

         Section 5.16.     Proration of Taxes and Certain Charges............................................          22

         Section 5.17.     Union Negotiations................................................................          22

         Section 5.18.     DIP Financing.....................................................................          22
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ARTICLE VI            CONDITIONS TO CLOSING..................................................................          23

         Section 6.1.      Conditions to Obligations of Sellers and Buyer....................................          23

         Section 6.2.      Conditions to Obligations of Sellers..............................................          23

         Section 6.3.      Conditions to Obligations of Buyer................................................          23

ARTICLE VII           TERMINATION............................................................................          24

         Section 7.1.      Termination.......................................................................          24

         Section 7.2.      Effect of Termination; Remedies...................................................          25

         Section 7.3.      Exclusive Remedy..................................................................          26

ARTICLE VIII          MISCELLANEOUS..........................................................................          26

         Section 8.1.      Attorneys' Fees...................................................................          26

         Section 8.2.      Warranties Exclusive..............................................................          26

         Section 8.3.      Reasonable Access to Records and Certain Personnel................................          26

         Section 8.4.      Notices...........................................................................          27

         Section 8.5.      Entire Agreement; Amendment; Waiver...............................................          28

         Section 8.6.      Closing Date......................................................................          28

         Section 8.7.      Severability......................................................................          28

         Section 8.8.      Headings..........................................................................          28

         Section 8.9.      Payment of Fees and Expenses......................................................          29

         Section 8.10.     Survival..........................................................................          29

         Section 8.11.     Assignments.......................................................................          29

         Section 8.12.     Binding Effect; No Third Party Beneficiary........................................          29

         Section 8.13.     Governing Law.....................................................................          29

         Section 8.14.     Construction......................................................................          29

         Section 8.15.     Counterparts......................................................................          29

         Section 8.16.     Time is of the Essence............................................................          29

         Section 8.17.     Jurisdiction......................................................................          29

         Section 8.18.     WAIVER OF RIGHT TO TRIAL BY JURY..................................................          30

ARTICLE IX            DEFINITIONS............................................................................          30
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                                TABLE OF CONTENTS
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EXHIBITS

         Exhibit A         Bill of Sale

         Exhibit B         Assumption Agreement

         Exhibit C         Form of Sale Order

         Exhibit D         Form of Bidding Procedures

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

         This Amended and Restated Asset Purchase Agreement (together with all exhibits and schedules hereto and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "Agreement") is made and entered into as of this 24th day of November, 2003 (the "Execution Date"), by and among OAO SeverStal, a Russian joint stock company ("Buyer"), Rouge Industries, Inc., a Delaware corporation ("Parent"), Rouge Steel Company, a Delaware Corporation ("Rouge Steel"), QS Steel Inc., a Michigan corporation ("QS", and collectively with Parent and Rouge Steel, the "Sellers" and each, a "Seller").

                                    RECITALS

         WHEREAS, Sellers, together with their direct and indirect subsidiaries, are engaged in the business of producing flat rolled carbon steel products consisting of hot rolled, cold rolled and galvanized steel (the "Business");

         WHEREAS, on October 23, 2003 (the "Petition Date"), Sellers each commenced a case (collectively the "Bankruptcy Cases") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         WHEREAS, Buyer and Sellers are parties to that certain Asset Purchase Agreement, dated November 20, 2003 (the "Original Asset Purchase Agreement") and wish to enter into this Agreement to amend and restate the Original Asset Purchase Agreement in its entirety;

         WHEREAS, Buyer desires to acquire substantially all of the assets of the Business, and Sellers desire to sell substantially all of the assets of the Business to Buyer, all in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with Sections 105, 363, 365 and the other applicable provisions of the Bankruptcy Code (the "Contemplated Transactions"); and

         WHEREAS, unless otherwise indicated in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth for such terms in
Article IX hereto.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF BUSINESS

         Section 1.1. Acquired Assets. On the terms and subject to the conditions set forth in this Agreement and subject to the approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, at the Closing, Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Buyer, and Buyer shall purchase and accept from Sellers, all of Sellers' rights, title and interests (but, except as set forth in Section 1.3 below, none of the Liabilities) in and to each and all of the Acquired Assets. "Acquired Assets" shall mean the assets, properties, rights, and claims of Sellers of every nature used in, held for use or related to the Business (other than the Excluded Assets), real or personal, now existing or hereafter acquired, whether or not reflected on the books or financial statements of the Sellers, wherever located, whether tangible or intangible, as the same shall exist at the Closing. The sale and purchase of the Acquired Assets shall be free and clear of all Encumbrances, in each case other than Permitted Encumbrances and Encumbrances included in the Assumed Liabilities. The Acquired Assets shall include, but not be limited to, all of Sellers' rights, title and interests in and to the assets, properties, rights and claims described in clauses (a) through (r) below (except as expressly excluded pursuant to Section 1.2 of this Agreement):

                  (a) All (i) equipment, machinery, tooling, dies, furniture, fixtures and improvements and other tangible personal property owned by Sellers and used or held for use in the Business (the "Owned Machinery and Equipment"),
(ii) equipment, machinery, tooling, dies, furniture, fixtures and improvements and other tangible personal property used or held for use in the Business which are leased by Sellers pursuant to an Assumed Contract (the "Leased Machinery and Equipment," and together with the Owned Machinery and Equipment, the "Machinery and Equipment"), and (iii) rights of Sellers to the warranties, express or implied, and licenses received from manufacturers, sellers and lessors of the Machinery and Equipment.

                  (b) All inventories of raw materials, slabs, goods, work in process, finished products and stock in trade used or held for use in the Business (the "Inventory").

                  (c) All supplies, items, spare parts, replacement and component parts and office and other materials and tangible items used, held for use or necessary to operate and maintain the Machinery and Equipment or to process raw materials and work in process into finished products in the conduct of the Business (the "Supplies").

                  (d) All owned real property described on SCHEDULE 1.1(d)(1), together with any and all buildings, fixtures, structures and improvements located thereon and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Owned Real Property") and all leased real property described on SCHEDULE 1.1(d)(2), together with any buildings, fixtures, structures and improvements located thereon and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (collectively, the "Leased Real Property," and together with the Owned Real Property, the "Real Property").

                  (e) Those leases (including leases and subleases of Leased Real Property and of Machinery and Equipment) and other Contracts (together with all of Sellers' deposits thereunder) entered into by any Seller that constitute an "executory contract" or "unexpired lease" as such terms are used in Section 365 of the Bankruptcy Code (in each case, an "Executory Contract") as of the Closing Date and are set forth on SCHEDULE 1.1(e), the Ordinary Course Contracts and any other Contract related to the Business that Buyer has requested in writing be deemed to be an Assumed Contract (collectively, the "Assumed Contracts"). At any time prior to the date scheduled by the Bankruptcy Court for the Sale Hearing, Buyer in its sole discretion by written notice to Sellers may exclude any Contract (other than an Ordinary Course Contract) relating to the Business to which any Seller is a party and that constitutes an Executory Contract from SCHEDULE 1.1(e). Any Executory Contract so excluded pursuant to the preceding sentence shall no longer be deemed an "Assumed Contract" under this Agreement. Upon Buyer's reasonable request, Sellers shall provide additional detailed information as to the obligations under any Executory Contract sufficient for Buyer to make an informed assessment whether to include or exclude such Executory Contract from the Assumed Contracts.

                  (f) All Intangible Property and all rights thereunder or in respect thereof, including rights to sue and collect any remedies against past, present and future infringements or misappropriations thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof used or held for use in the operation of the Business.

                  (g) All Accounts Receivable.

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                  (h) All Permits and all pending applications therefor,
including those Permits set forth on SCHEDULE 1.1(h).

                  (i) Except as set forth in Section 1.2(e), all prepaid expenses and deposits made in connection with the Business (other than any letters of credit issued under the DIP Facility that are not cash collateralized), including those set forth on SCHEDULE 1.1(i).

                  (j) All books, records, files, or papers, whether in hard copy or electronic format, used or held for use in the Business or in respect of the Acquired Assets, including invoices, product specifications, advertising materials, cost and pricing information, customer lists, supplier lists, business plans, catalogs, customer literature, quality control records and manuals, test results, training manuals, engineering data, safety and environmental reports and documents, maintenance schedules, operating and production records, order lists and credit records of customers.

                  (k) All cars, trucks, fork lifts, other industrial vehicles and other motor vehicles owned by Sellers or leased by Sellers pursuant to an Assumed Contract and, in either case, used or held for use in the Business.

                  (l) All Software owned by Sellers (including, without limitation, process control software) or leased by Sellers pursuant to an Assumed Contract and, in either case, used or held for use in the Business, including, without limitation, the Software listed on SCHEDULE 1.1(l).

                  (m) All (i) of any Seller's ownership interests in the Joint Ventures, as set forth on SCHEDULE 1.1(m) (the "Joint Venture Interests") and
(ii) to the extent in the possession of Sellers, organizational documents, record books, copies of Tax and financial records and such other files, books and records of Sellers relating to the Joint Ventures. Notwithstanding anything to the contrary contained in this Agreement, so long as Sellers have acted in accordance with the standards set forth in Section 5.3, if Sellers are unable to convey at the Closing Sellers' joint venture interest (the "Double Eagle JV Interest") in Double Eagle Steel Coating Company ("Double Eagle") because the counterparty to such joint venture validly exercises its right of first refusal pursuant to the joint venture agreement relating to Double Eagle (the "Double Eagle JV Agreement"), then (i) the Double Eagle JV Interest shall be deemed an Excluded Asset and (ii) (A) if such sale is consummated prior to the Closing, the proceeds from such sale (the "JV Interest Proceeds") shall be held in escrow (the "JV Interest Proceeds Escrow")for the benefit of Buyer in a manner reasonably satisfactory to Buyer to ensure that Buyer receives 100% of the JV Interest Proceeds at the Closing or (B) if such sale is consummated after the Closing, the JV Interest Proceeds shall be delivered directly to Buyer. In addition, the parties hereto agree and acknowledge that (i) the JV Interest Proceeds shall be in cash and (ii) if this agreement is terminated pursuant to
Section 7.1, the JV Interest Proceeds, if any, shall be released from the JV Interest Proceeds Escrow and delivered to Sellers.

                  (n) All goodwill associated with the Business or the Acquired Assets.

                  (o) Any interest in and to any refund of Taxes relating to the Business (other than those set forth in Section 1.2(i)) to the extent such Taxes are for, or applicable to, any taxable period (or portion thereof) beginning after the Closing Date.

                  (p) All credits and allowances for air and water emissions and water intakes Sellers have, are entitled to or have applied for, with respect to the Business or the Acquired Assets, including any air emissions for which Sellers have credit or which Sellers have banked, applied to bank or agreed to sell or trade to the extent not otherwise utilized in the conduct of the Business on or prior to the Closing Date.

                  (q) All rights (including proceeds, reserves, benefits or claims) under insurance policies and all rights in the nature of insurance, indemnification or contribution relating to the Acquired Assets or Assumed Liabilities, other than as set forth on SCHEDULE 1.1(q).

                  (r) Other than as set forth in Section 1.2(c), all cash (including checks received prior to the close of business on the day prior to the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, marketable securities, certificates of deposit and other bank deposits, treasury bills and other cash equivalents (other than amounts in the Blocked Account or amounts in the possession of the Agent, any lender or participant, in each case, which have been credited to the loan account(s) of Sellers maintained by the Agent in accordance with the terms of the DIP Facility).

         Section 1.2. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Acquired Assets shall not include any of Sellers' rights, title or interests in the following (collectively, the "Excluded Assets"):

                  (a) Any Contract that is not an Assumed Contract.

                  (b) All (i) shares of capital stock of any Seller or securities convertible into, exchangeable or exercisable for shares of capital stock of any Seller, (ii) shares of capital stock or equity or other ownership interest of Sellers (other than the Joint Venture Interests) in any other Person and (iii) corporate seals, minute books, charter documents, stock transfer records, record books, original Tax and financial records and such other files, books and records relating to any of the Excluded Assets or to the organization, existence or capitalization of any Seller or of any other Person (other than the Joint Ventures).

                  (c) All preference or avoidance claims and actions of Sellers, including, without limitation, any such claims and actions arising under Sections 544 through 553, inclusive, of the Bankruptcy Code.

                  (d) Sellers' rights under this Agreement and all Consideration payable or deliverable to Sellers pursuant to the terms and provisions of this Agreement.

                  (e) All prepaid expenses and deposits set forth on SCHEDULE 1.2(e).

                  (f) All rights to or claims for refunds, overpayments or rebates of Taxes relating to (i) Sellers or (ii) the Business for, or applicable to, any taxable period (or portion thereof) ending on or prior to the Closing Date (the "Pre-Closing Tax Period"), including any interest in and to any refund of any Taxes not relating to the Business for any period.

                  (g) All amounts due to Sellers from any Affiliate of Sellers (other than amounts due to Sellers from any Joint Venture).

                  (h) All claims that Sellers may have against any third Person with respect to any Excluded Asset.

                  (i) All rights under insurance policies and all rights in the nature of insurance, indemnification and contribution set forth on SCHEDULE 1.1(q).

                  (j) All property and assets listed on SCHEDULE 1.2(j) and any proceeds from the disposition thereof.

         Section 1.3. Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume and/or accept assignment from Sellers and thereafter pay, perform or discharge in accordance with their terms only the following obligations of Sellers and no others (the "Assumed Liabilities"), without duplication:

                  (a) Any and all Liabilities of Sellers under the Assumed Contracts; provided, however, Buyer shall not assume or agree to pay, discharge or perform any Liabilities arising out of any breach by Sellers of any provision of any Assumed Contract, including Liability for breach, misfeasance or under any other theory relating to Sellers' conduct prior to Closing other than Cure Costs.

                  (b) All Accounts Payable.

                  (c) All Cure Costs.

                  (d) The Wind Down Budget Expenses.

                  (e) All accrued but unpaid amounts in respect of vacation pay and personal days due to Transferred Employees in an aggregate amount not to exceed $10,056,000 as set forth on SCHEDULE 1.3(e).

         Section 1.4. Excluded Liabilities. Notwithstanding any provisions of this Agreement to the contrary, other than the Assumed Liabilities, Buyer shall not assume, or in any way be liable or responsible for, any Liabilities whatsoever (including Liabilities relating to the conduct of the Business or to the Acquired Assets (and the use thereof) at any time on or prior to the Closing
Date), whether relating to or arising out of the Business or the Acquired Assets or otherwise, whether direct or indirect, known or unknown, fixed or contingent or otherwise, liquidated, choate or inchoate, due or to become due (the "Excluded Liabilities"). In furtherance of the foregoing and not in limitation thereof, except for the Assumed Liabilities, in no event shall Buyer be liable or responsible for:

                  (a) All Liabilities relating to or arising, whether before, on or after the Closing, out of, or in connection with, any of the Excluded Assets.

                  (b) All Liabilities, other than the Accounts Payable, that arise (whether under the Assumed Contracts or otherwise) with respect to the Acquired Assets or the use of the Acquired Assets on or prior to the Closing Date or relate to periods ending on or prior to the Closing Date or are to be observed, paid, discharged or performed on or prior to the Closing Date (in each case, including any Liabilities that result from, relate to or arise out of tort or other product liability claim).

                  (c) Liabilities relating to any environmental, health or safety matter (including any Liability or obligation arising under any Environmental Law) arising out of or relating to the ownership or operation of the Business or the Joint Ventures or the leasing, ownership or operation of real property or any of the other Acquired Assets on or prior to the Closing Date.

                  (d) Litigation and related claims and Liabilities or any other claims against any Seller, other than Accounts Payable, involving or relating to facts, events or circumstances arising or occurring on or prior to the Closing Date, no matter when raised (including Liability for breach, misfeasance or under any other theory relating to any Seller's conduct, performance or non-performance other than Cure Costs).

                  (e) All Liabilities for damages to Persons or property arising out of or relating to alleged defects in products manufactured or sold by Sellers on or prior to the Closing Date or arising under warranties issued by Sellers on or prior to the Closing Date.

                  (f) All Liabilities, claims and contingencies associated with any and all notes, loan agreements, credit agreements, indentures, bonds and other similar debt instruments or evidence of indebtedness for borrowed money and guarantees of Sellers.

                  (g) All Liabilities under any Benefit Plans.

                  (h) All Liabilities, claims or contingencies related to any employees or former employees of the Sellers, including without limitation, claims resulting from the failure of Buyer to hire any employee of Sellers, arising or accruing on, before, or as the immediate result of the consummation of the Contemplated Transactions.

                  (i) All Liabilities of Sellers under any collective bargaining agreement, agreement with any labor union, employment agreement or severance agreement.

                  (j) All Liabilities for Taxes (i) for any period (A) of any Seller or (B) of any other Person for which a Seller is liable under any Tax sharing agreements or agreement, as a successor, by contract or otherwise or
(ii) for any Pre-Closing Tax Period, imposed on or with respect to the Business or the Acquired Assets.

         Section 1.5. Consideration.

                  (a) The consideration for the Acquired Assets shall be the sum of (i) the Bank Consideration, plus (ii) an amount equal to the excess (the "Excess Amount") of $180 million over the sum of (x) the Bank Consideration, (y) the amount of the DIP Financing and (z) the aggregate amount of the Wind Down Budget Expenses (the sum of clauses (i) and (ii) is hereinafter referred to as the "$180 Million Amount"), plus (iii) the Cure Costs Amount, provided that to the extent that the Cure Costs Amount does not equal or exceed $25 million, Buyer shall pay to Sellers the difference between the Cure Costs Amount and $25 million (the "Cure Costs Shortfall Amount"). The assumption of the Assumed Liabilities and the payment of (a) the $180 Million Amount and (b) the Cure Costs Shortfall Amount are referred to in this Agreement as the "Consideration".

                  (b) At Closing, the Consideration shall be payable as follows:

                           (i) Buyer shall pay to the counterparties under the Assumed Contracts each such counterparty's applicable portion of the Cure Costs Amount.

                           (ii) Buyer shall pay, in immediately available funds, an amount equal to the Bank Consideration, plus the Excess Amount, plus the Cure Costs Shortfall Amount, less the total amount of the Deposit and all interest accrued thereon, to Sellers, by wire transfer to the Blocked Account or such other accounts as may be agreed by the Agent and Sellers and designated in writing by Sellers to Buyer no later than two Business Days prior to the Closing (the "Closing Amount").

                           (iii)    Pursuant to the terms of the Escrow
                  Agreement, the Escrow Holder shall disburse the Deposit and all interest accrued thereon to Sellers by wire transfer of immediately available funds to the Blocked Account or such other accounts as may be agreed by the Agent and Sellers and designated in writing by Sellers to Buyer no later than two Business Days prior to the Closing.

                  (c) Each payment to be made at the Closing pursuant to Section 1.5(b)(i) shall be made by wire transfer of immediately available funds to such bank account as is designated in writing by the Person entitled to receive such payment. Such bank accounts shall be designated by the Person entitled to receive such payment no less than two Business Days prior to the Closing.

                  (d) Buyer shall pay the Wind Down Budget Expenses promptly as they become due.

         Section 1.6. Deposit. As promptly as practicable but in any event no later than two Business Days of the entry of the Bidding Procedures Order, Buyer shall deposit or cause to be deposited into escrow (the "Escrow") with Citibank N.A. (the "Escrow Holder") $4,500,000 (the "Deposit") in immediately available funds to be held and disbursed pursuant to the Escrow Agreement, among Sellers, Buyer and the Escrow Holder (the "Escrow Agreement"). Such Escrow Agreement shall include the provisions set forth in this Section 1.6, including any provisions incorporated by reference in this Section 1.6. Upon receipt of the Deposit, the Escrow Holder shall immediately deposit the Deposit into an interest-bearing account.

                                   ARTICLE II

                                   THE CLOSING

         Section 2.1. Closing. The closing of the Contemplated Transactions (the "Closing") shall take place at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m. (EST) on the second Business Day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver of such conditions), but not later than the Termination Date, or at such other time and place as the parties hereto may mutually agree (such date, the "Closing Date").

         Section 2.2. Deliveries by Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following:

                  (a) the officer's certificates contemplated by Sections 6.3(a) and 6.3(b);

                  (b) certificates of incumbency for the respective officers, managers or partners of each Seller executing this Agreement and other Closing documents, dated as of the Closing Date;

                  (c) a duly executed bill of sale, substantially in the form of Exhibit A to this Agreement;

                  (d) duly executed special warranty or equivalent deeds in recordable form, in form and substance reasonably acceptable to Buyer, to effect the transfer of the Owned Real Property;

                  (e) duly executed lease assignment and assumption agreements, in form and substance reasonably acceptable to Buyer, to effect the transfer of the Leased Real Property (the "Lease Assignment and Assumption Agreements");

                  (f) a duly executed assumption agreement, substantially in the form of Exhibit B to this Agreement (the "Assumption Agreement");

                  (g) a duly executed pay-off letter and lien release, in form and substance reasonably satisfactory to Buyer, with respect to the DIP Facility; provided, however, nothing in this Agreement shall affect the rights of the Agent under the DIP Facility with respect to the pay-off letter and the lien release;

                  (h) all other instruments of conveyance and transfer in form and substance reasonably acceptable to Buyer as are necessary to convey the Acquired Assets to Buyer; and

                  (i) all other previously undelivered certificates, agreements and other documents required to be delivered by Sellers at or prior to the Closing in connection with the Contemplated Transactions.

                  (j) with respect to each Seller, a certificate of non-foreign status in accordance with Section 1445 of the Code and the Treasury regulations promulgated thereunder, and any similar documents requested by Buyer at least five Business Days before the Closing Date that are required to be delivered to avoid withholding of Tax in connection with the payment of the Consideration under any state or local law and that such Seller is capable of providing.

         Section 2.3. Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Sellers the following:

                  (a) the Closing Amount and the Deposit payable or deliverable in the manner described in Section 1.5;

                  (b) the officer's certificates contemplated by Sections 6.2(a) and 6.2(b);

                  (c) certificates of incumbency or other equivalent evidence of authority for the respective officers of Buyer executing this Agreement and other Closing documents, dated as of the Closing Date;

                  (d) duly executed Lease Assignment and Assumption Agreements;

                  (e) a duly executed Assumption Agreement; and

                  (f) all other previously undelivered certificates, agreements and other documents required to be delivered by Buyer at or prior to the Closing in connection with the Contemplated Transactions.

         Section 2.4. Tax Allocation; Payment of Consideration. Prior to the Closing, Buyer and Sellers shall agree on the allocation of the Consideration among the Acquired Assets which allocation shall be consistent with Section 1060 of the Code and the rules and regulations thereunder. Except as required by any Law applicable to Buyer or any Seller, Buyer and Sellers agree to file all Tax Returns in a manner consistent with the Allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audit or examination by any Governmental Authority or any other Proceeding unless and until a contrary determination is rendered that is or becomes final and nonappealable under applicable law). Buyer and Sellers shall cooperate in the preparation of, and shall timely file, any Form 8594 and any similar forms required to be filed with respect to the Allocation. Buyer and Sellers further agree that the payment of the Bank Consideration to Sellers contemplated by
Section 2.3 may be made to a single Seller that is designated by Parent in writing as being authorized to act as agent for all Sellers, whereupon each Seller shall be deemed to have received the Bank Consideration allocable to the Acquired Assets owned by such Seller in accordance with the allocation determination under this Section 2.4; provided, that, the Bank Consideration shall be paid to the Blocked Account as provided in Section 1.5(b).

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers jointly and severally represent and warrant to Buyer that:

         Section 3.1. Organization. Each Seller, and to the Knowledge of Sellers, each Joint Venture, is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite organizational power and authority to own or lease and to operate all of its properties and assets and to carry on its business as it is now being conducted and as presently proposed to be conducted. Each Seller, and to the Knowledge of Sellers, each Joint Venture, is duly qualified or licensed to do business and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the character or location of the properties and assets owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. SCHEDULE 3.1 lists (i) each subsidiary of Parent and
(ii) the form of organization, the jurisdiction of incorporation or formation, and the holder of the outstanding capital stock or other interest of each Seller (other than Parent), to the Knowledge of Sellers, of the Joint Venture Interests. The only asset owned by Eveleth is a minority ownership interest in Eveleth Mines LLC.

         Section 3.2. Authority of Sellers; Binding Effect.

                  (a) Subject to the entry of the order of the Bankruptcy Court approving the consummation of the Contemplated Transactions under Sections 105, 363 and 365 of the Bankruptcy Code, substantially in the form of Exhibit C to this Agreement (the "Sale Order"), each Seller has the requisite power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by such Seller pursuant hereto and to perform its obligations hereunder and thereunder. The execution and delivery by each Seller of this Agreement and the other documents and instruments to be executed and delivered by such Seller pursuant hereto, and, subject to the entry of the Sale Order, the performance of each Seller's respective obligations hereunder and thereunder, including the consummation of the Contemplated Transactions, have been duly authorized by all necessary corporate or other action on the part of each Seller.

                  (b) This Agreement has been duly and validly executed and delivered by each Seller and (subject to the entry of the Sale Order and assuming (i) this Agreement constitutes a valid and binding obligation of Buyer and (ii) each of the other documents and instruments to be executed and delivered by parties pursuant hereto other than Sellers constitutes a valid and binding obligation of such other parties) constitutes, and each of the other documents and instruments to be executed and delivered by each Seller pursuant hereto upon such Seller's execution and delivery will constitute, a valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except as the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 3.3. Consents and Approvals. No consent, approval, authorization of, declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by any Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, except for: (a) consents, approvals, authorizations of, declarations, or filings with the Bankruptcy Court, (b) the filing of a notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if necessary, and the expiration or earlier termination of the applicable waiting period thereunder, (c) the filing of required notifications under applicable foreign antitrust or competition laws and regulations and the receipt of any necessary approvals thereunder, (d) the consents, approvals, authorizations, declarations, filings and registrations that are required under applicable bulk sales laws or are set forth in SCHEDULE 3.3 and (e) such other consents, approvals, authorizations, declarations, filings and registrations that are excused by or unenforceable as a result of the Bankruptcy Cases or the applicability of any provision of the Bankruptcy Code. The items referred to in clauses (a) through
(e) of this Section 3.3 are hereinafter referred to as the "Third Party Consent Requirements."

         Section 3.4. No Violations. Subject to the entry of the Sale Order, and assuming that the Third Party Consent Requirements will be satisfied, made, or obtained and will remain in full force and effect, and assuming receipt of the consents, approvals and authorization of the Persons listed on SCHEDULE 3.4, the execution, delivery and performance of this Agreement by Sellers, and the consummation by each Seller of the Contemplated Transactions, and compliance by each Seller with any of the provisions of this Agreement, will not (a) violate or conflict with any provision of the charter, bylaws or any other organizational document of any Seller (unless the same is rendered inapplicable by order the Bankruptcy Court), (b) except for breaches and defaults of the type referred to in Section 365 of the Bankruptcy Code, violate, conflict with, or result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), or constitute an event creating rights of acceleration, termination or cancellation under, any Assumed Contract,
(c) violate or conflict with any Law or Order pertaining to the Business, the Acquired Assets or to which any Seller is otherwise subject, or (d) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) on any of the Acquired Assets, except in the cases of clauses (b) and (c) for violations, breaches, defaults, accelerations, terminations or cancellations that (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) are excused by or unenforceable as a result of the Bankruptcy Cases or the applicability of any provision of the Bankruptcy Code.

         Section 3.5. Joint Ventures. Except as set forth on SCHEDULE 3.5(i),
(i) there are no defaults under, or breaches by any of the Sellers under, the organizational documents of any of the Joint Ventures, (ii) the parties to the Joint Venture organizational documents have no right to dissolve, liquidate, wind-up or otherwise terminate the Joint Ventures, and (iii) no such defaults or breaches will occur or rights to dissolve or terminate will arise as a result of the consummation of the Contemplated Transactions. SCHEDULE 3.5(ii) sets forth a complete and accurate list of all Contracts to which any Joint Venture and any Seller are parties or pursuant to which any Seller guaranteed the obligations of any Joint Venture.

         Section 3.6. Title to Assets. Except as set forth on SCHEDULE 3.6, upon entry and effectiveness of, and in accordance with the terms of, the Sale Order and the Bankruptcy Code, (a) Sellers shall have the power and right to sell, assign, transfer and deliver, as the case may be, to Buyer the Acquired Assets, and (b) at the Closing, Sellers will have good and marketable title to the Owned Real Property and good and valid title to each of the other Acquired Assets, except for those Acquired Assets leased or licensed by Sellers, as to which Sellers will have valid leasehold (or license) interests, and Buyer will acquire all of each Seller's right, title and interest in, to and under all of the Acquired Assets (including, in the case of any leased or licensed Acquired Asset, each Seller's rights under such leases or licenses), in each case free and clear of any and all Encumbrances other than Permitted Encumbrances and Encumbrances included in the Assumed Liabilities. All of the Acquired Assets are capable of being used in the ordinary course of business in the manner necessary to operate the Business as currently conducted by Sellers.

         Section 3.7. Sufficiency of Assets. Except for the Excluded Assets, the Acquired Assets constitute all of the properties, assets and rights used by the Sellers to conduct the Business as currently conducted by Sellers.

         Section 3.8. Financial Statements and SEC Filings. Sellers have delivered to Buyer the audited consolidated balance sheet, statement of operations and statement of cash flows of Parent for the fiscal year ended December 31, 2002 (the "Audited Financials") and the interim unaudited consolidated condensed balance sheet, statement of operations and statement of cash flows of Parent for the six month period ended as of June 30, 2003 (the "Unaudited Financials"). The Audited Financials are in accordance with Sellers' books and records and fairly and accurately reflect, in all material respects, the financial position of Sellers on a consolidated basis as of the dates thereof, and the results of operations and cash flows of Sellers on a consolidated basis for the fiscal periods then ended, and have been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The Unaudited Financials are in accordance with Sellers' books and records and fairly and accurately reflect, in all material respects, the financial position of Seller on a consolidated basis as of the date thereof, and the results of operations and cash flows of Seller on a consolidated basis for the fiscal period then ended, and have been prepared in accordance with GAAP consistently applied during the periods involved, subject to the absence of footnotes and normal, recurring year-end adjustments.

         Section 3.9. Contracts. SCHEDULE 3.9(a) sets forth a complete and correct list of all Material Contracts as of the Execution Date. All Material Contracts have been provided or made available to Buyer. All of the Material Contracts are in full force and effect and constitute valid and binding agreements of each Seller that is a party thereto, enforceable in accordance with their respective terms against such Seller and, to the Knowledge of any Seller that is a party to any such Material Contract, the other parties thereto, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on SCHEDULE 3.9(b), upon entry of the Sale Order and payment of the Cure Costs, (i) neither Parent nor any of its subsidiaries will be in breach or default of its obligations under any of the Assumed Contracts, (ii) to the Knowledge of Sellers, no conditions exists that with notice or lapse of time or both would constitute a default under any of the Assumed Contracts, and (iii) to the Knowledge of any Seller, no other party to any of the Assumed Contracts is in breach or default thereunder except in the case of this clause (iii) where such breach or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 3.10. Intangible Property.

                  (a) SCHEDULE 3.10(a)(i) sets forth, for the Intangible Property owned by any of the Sellers (including Intangible Property as to which any Seller has exclusive rights) ("Company Owned Intangible Property"), a true and complete list of all United States and foreign (i) Patents; (ii) Trademark registrations (including Internet domain registrations), Trademark applications; and (iii) Copyright and mask work registrations and applications. Each Seller is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on SCHEDULE 3.10(a)(i). SCHEDULE 3.10(a)(ii) lists all material Software which is owned, licensed or leased by any of Sellers, and identifies which Software is owned, licensed or leased, as the case may be.

                  (b) SCHEDULE 3.10(b) sets forth a true and complete list of all material IP License Agreements. Sellers have not licensed or sublicensed their rights in any material Intangible Property other than pursuant to the IP License Agreements (identifying for each its title, the parties and its date). No royalties, honoraria or other fees or sums are payable by any of Sellers to any third parties for the use of or right to use any Intangible Property except pursuant to the IP License Agreements.

                  (c) Except as set forth on SCHEDULE 3.10(c), (i) each of Sellers has all ownership right, title and interest in or to, or have a valid right to use, free and clear of all Encumbrances, other than Permitted Encumbrances, the Company Owned Intangible Property, and right to all other material Intangible Property as necessary for the conduct of the Business as it is being conducted as of the date hereof; and (ii) the Company Owned Intangible Property, and, to the Knowledge of Sellers, material IP License Agreements, are subsisting, in full force and effect, and have not been cancelled, expired, or abandoned, and, to the Knowledge of the Sellers, are valid and enforceable.

         Section 3.11. Compliance with Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations of the Business and, to the Knowledge of Sellers, of each Joint Venture, are conducted in accordance with all applicable Laws (excluding all Environmental Laws which are covered by Section 3.13). Except as set forth on
SCHEDULE 3.11, as of the Execution Date, no Seller and, to the Knowledge of Sellers, no Joint Venture, has received any written notification from any Governmental Authority of any asserted present or past failure by any Seller or Joint Venture to comply with any such Laws during the past two years. No Seller is in default in any material respect of any Order applicable to the Acquired Assets or the Contemplated Transactions. As of the Execution Date, no investigations by any Governmental Authority with respect to the Business have been commenced.

         Section 3.12. Permits. SCHEDULE 3.12 sets forth a true, complete and correct list of all material Permits held by Sellers as of the Execution Date. Except as set forth on SCHEDULE 3.12, all Permits (a) are valid and in full force and effect and none of the Sellers are in default under or in violation of any such Permit, except for such defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and no suspension or cancellation of any such Permits is pending (other than pursuant to its terms) or, to the Knowledge of Sellers, threatened and (b) except as set forth on SCHEDULE 3.12 may be transferred or reissued to Buyer in accordance with this Agreement and without the approval of any third party (other than the Bankruptcy Court).

         Section 3.13. Environmental Matters.

                  (a) Except as set forth on SCHEDULE 3.13 and except as would not reasonably be expected to have a Material Adverse Effect, Sellers and, to the Knowledge of Sellers, the Joint Ventures, are in compliance with all applicable Environmental Laws. No Seller, or to the Knowledge of Sellers, no Joint Venture, has received written notice of any pending or threatened claim or investigation by any Governmental Authority or any other Person concerning material potential liability of any Seller or Joint Venture under Environmental Laws in connection with the ownership or operation of the Business, the Real Property or any real property currently owned or leased by a Joint Venture. To the Knowledge of the Sellers, there has not been a Release to the Environment of any Hazardous Substance at, upon, in, from or under (i) any of the Real Property or any property currently owned or leased by a Joint Venture or (ii) at any location to or from which a Seller or Joint Venture has transported or arranged for the transportation of Hazardous Substances, in each case, in quantities or under circumstances that would require remediation, investigation or clean up pursuant to any Environmental Law.

                  (b) Sellers have provided or made available to Buyer copies of all information in possession of Sellers necessary for an understanding of the presence or migration of Hazardous Substances on, in or under the Real Property and any property currently owned or leased by any Joint Venture.

         Section 3.14. Employee Benefits Compliance.

                  (a) SCHEDULE 3.14(a) lists, as of the date of this Agreement, a true and complete list of each deferred compensation and each incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination, severance or a "change in control" agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Sellers or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Sellers would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which any Seller or any ERISA Affiliate is party, for the benefit of any employee or director or any former employee or director of any Seller or any subsidiary of any Seller (each such plan is referred to herein as a "Benefit Plan"). The terms and administration of each Benefit Plan are in compliance with applicable Law (including ERISA and the Code) in all material respects, except as would not reasonably be expected to result in the imposition of any Liabilities upon Buyer.

                  (b) With respect to each Benefit Plan subject to Title IV or
Section 302 of ERISA ("Title IV Plan"), no liability under Title IV Plan has been incurred by any Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists, that could reasonably expected to result in the imposition of any Liabilities upon Buyer. Except as set forth on SCHEDULE 3.14(b), no Benefit Plan provides any medical, disability or life insurance benefits to any employees of the Business after termination of employment. No Title IV Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA.

                  (c) SCHEDULE 3.14(c) lists each Benefit Plan under which the consummation of the Contemplated Transactions could, either alone or in combination with another event, (i) entitle any current or former employee (other than any current or former employee the terms of whose employment is or was subject to collective bargaining), director or officer of any Seller or any ERISA Affiliate to severance pay or any other material payment, or (ii) accelerate the time of payment or vesting, or increase materially the amount of compensation due any such employee, director or officer.

                  (d) Neither any Seller nor any ERISA Affiliate is subject to any statutory obligations under Section 9711 of the Coal Industry Retiree Health Benefit Act of 1992 (26 U.S.C. Section 9711).

         Section 3.15. Litigation. Except as set forth on SCHEDULE 3.15 and for the Bankruptcy Cases, there are no material actions, claims, causes of action, proceedings, suits, arbitrations, mediations or investigations pending or, to the Knowledge of Sellers, threatened, against any Seller in connection with the Acquired Assets or the Business or which could give rise to or increase an Assumed Liability. No Seller nor any of the Acquired Assets is subject to any Order that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.16. Real Property.

                  (a) SCHEDULE 3.16(a) identifies all real property owned, leased or operated by Sellers and used or held for use in the Business. Sellers have made or will, within a reasonable time prior to Closing, make available to Buyer true, correct and complete copies of all contracts of sale, deeds, leases and other agreements (including, without limitation, all modifications, amendments and supplements thereto) relating to the Real Property.

                  (b) No Seller has received any written notice of, or has Knowledge of, condemnation or eminent domain proceedings pending or threatened that affect the Real Property. No Seller has received any written notice of, or, except where any such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, has any Knowledge of, any zoning, ordinance, building, fire or health code or other legal violation affecting any such Real Property.

                  (c) There are no encroachments or other facts or conditions affecting any of the Real Property that would be revealed by an accurate survey or inspection thereof, which encroachments, facts or conditions would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the buildings and structures on such Real Property encroaches in any material respect upon real property of another Person or upon the area of any easement affecting the Real Property.

         Section 3.17. Taxes.

                  (a) Sellers have duly, timely and properly filed with the appropriate Governmental Authority all material Tax Returns required to be filed by any of them. All such Tax Returns of Sellers are true, correct and complete in all material respects and all Taxes covered by such Tax Returns have been timely paid in full (whether or not shown as due on any Tax Return) except for
(i) Taxes which are being contested in good faith in accordance with appropriate proceedings (and which are disclosed on SCHEDULE 3.17(a)(i)), (ii) Taxes disclosed on SCHEDULE 3.17(a)(ii) or (iii) which, individually or in the aggregate, would not reasonably be expected to result in any material Liability to any Seller.

                  (b) No Seller is a foreign person for purposes of Section 1445(a) of the Code.

                  (c) To the Knowledge of the Joint Venture Partner, (i) the Joint Ventures have not failed to timely file any material Tax Returns, (ii) no such Tax Return was incorrect or incomplete in any material respect, (iii) the Joint Ventures have not failed to timely pay the Taxes covered by such Tax Returns (whether or not shown as due on such Tax Returns), (iv) there are no material claims, assessments, levies, audits or other proceedings relating to Taxes pending or threatened against any Joint Venture or with respect to the assets of any Joint Venture by a Governmental Authority, and (v) Spartan Steel Coating L.L.C. and Delaco Processing, L.L.C. at all times have each been a partnership for U.S. federal income tax purposes and Double Eagle Steel Coating Company has elected out of the partnership taxation rules in Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1954 (the "1954 Code"), which election was made in accordance with Section 761(a) of the 1954 Code.

         Section 3.18. Accounts Receivable. SCHEDULE 3.18 is a complete and accurate list, as of November 12, 2003, of the Accounts Receivable of Sellers, including an aging of all Accounts Receivable showing amounts due in 30-day aging categories. Sellers have provided adequate reserves for Accounts Receivable in accordance with GAAP, consistently applied to Sellers. On the Closing Date, Sellers will deliver to Buyer a complete and accurate list, as of a date within five (5) days of the Closing Date, of the Accounts Receivable. All Accounts Receivable arose from bona fide business transactions in the ordinary course of business in a manner consistent with past practice.

         Section 3.19. Company Reports. Each of the forms, reports and documents filed by Parent with the SEC since December 31, 2001 (the "SEC Reports") complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. With respect to the Acquired Assets, the Assumed Liabilities and the Business, none of the SEC Reports (as of the respective filing dates or, if amended, as of the date of the last such amendment filed prior to the Execution Date) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Section 3.20. Labor Matters. Except as set forth on SCHEDULE 3.20, (a) there are no material claims or proceedings pending or, to the Knowledge of any Seller, threatened, against any Seller and relating to any employees of such Seller, (b) Sellers are neither party to, nor bound by, any labor or collective bargaining agreement or any other agreement with a labor union pertaining to any employees of the Business, nor are any such employees represented by any labor organization with respect to their employment with any Seller; and (c) no labor organization or group of the employees of the Business has made a pending demand for recognition or certification, and, to the Knowledge of any Seller, no labor union is seeking to organize any employees of the Business. There are no strikes, slowdowns, work stoppages, lockouts, or, to the Knowledge of any Seller, threats thereof, by or with respect to any employees of any Seller. Each Seller has complied with its obligations under the WARN Act, based on the Contemplated Transactions.

         Section 3.21. Customers and Suppliers. SCHEDULE 3.21 sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. "Significant Customers" are: (i) the 10 customers that have purchased the most, in terms of dollar value, products or services sold by the Business during the year ended December 31, 2002; and (ii) the 10 customers that have purchased the most, in terms of dollar value, products or services sold by the Business during the 9-month period ending September 30, 2003. "Significant Suppliers" are: (y) the 10 suppliers that have sold the most, in terms of dollar value, products or services to the Business during the year ended December 31, 2002; and (z) the 10 suppliers that have sold the most, in terms of dollar value, products or services to the Business during the 9-month period ending September 30, 2003. As of the Execution Date, no Significant Customer or Significant Supplier has materially reduced the level of business conducted with Sellers, nor has any Significant Customer or Significant Supplier given any Seller notice terminating, canceling or materially reducing, or threatening to terminate, cancel or materially reduce, any Contract or relationship with Seller.

         Section 3.22. Capital Expenditures. As of the Execution Date, Parent has made available to Buyer the most recent capital spending plans of Parent and the other Sellers relating to the Business or the Acquired Assets, including any plans relating to any matter arising under any Environmental Law.

         Section 3.23. Brokers. No Person, other than Morgan Joseph & Co., Inc. and FTI Consulting, Inc., is entitled to any brokerage, financial advisory, finder's or similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of any Seller.

         Section 3.24. Executory Contracts. SCHEDULE 3.24 sets forth a complete and accurate list of all amounts due and payable pursuant to all Executory Contracts of the Sellers as of the Petition Date.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         Section 4.1. Organization. Buyer is a legal entity duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite organizational power and authority to own or lease and to operate all of its properties and assets and to carry on its business as it is now being conducted and as presently proposed to be conducted.

         Section 4.2. Authority of Buyer; Binding Effect.

                  (a) Buyer has the requisite power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the performance of its obligations hereunder and thereunder, including the consummation of the Contemplated Transactions, have been duly authorized by all necessary limited liability company or other action on the part of Buyer.

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                  (b) This Agreement has been duly and validly executed and
delivered by Buyer and (assuming (i) this Agreement constitutes a valid and binding obligation of each Seller and (ii) each of the other documents and instruments to be executed and delivered by parties pursuant hereto other than Buyer constitutes a valid and binding obligation of such other parties) constitutes, and each of the other documents and instruments to be executed by Buyer pursuant hereto upon Buyer's execution and delivery will constitute, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 4.3. Consents and Approvals. No consent, approval, authorization of, declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, except for the Third Party Consent Requirements and except as set forth on SCHEDULE 4.3.

         Section 4.4. No Violations. Assuming that the Third Party Consent Requirements and the required consents set forth on SCHEDULE 4.3, will be satisfied, made or obtained and will remain in full force and effect, the execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the Contemplated Transactions, and compliance by Buyer with any of the provisions of this Agreement, will not (a) violate or conflict with any provision of the organizational documents of Buyer, (b) violate, conflict with, or result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default) or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, indenture, lease, contract or other agreement to which Buyer is a party or by which any of its assets or properties are subject, or (c) violate or conflict with any Law or Order applicable to Buyer, except in the cases of clauses (b) and (c) for violations, breaches, defaults, accelerations, terminations or cancellations that would not reasonably be expected, individually or in the aggregate, to have a Buyer Material Adverse Effect.

         Section 4.5. Adequate Assurances Regarding Assumed Contracts. Buyer is capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code with respect to the Assumed Contracts.

         Section 4.6. Investment Intent. Buyer is acquiring the Joint Venture Interests for Buyer's own account for investment and not with a view to or for sale in connection with any distribution thereof other than in compliance with the Securities Act. Buyer further acknowledges that the Joint Venture Interests have not been registered under the Securities Act and may not be transferred unless such transfer (i) is pursuant to an effective registration statement under the Securities Act or (ii) is exempt from the provisions of Section 5 of the Securities Act.

         Section 4.7. Ability to Bear Risk. The financial situation of Buyer is such that it can afford to (i) bear the economic risk of holding the Joint Venture Interests for an indefinite period and (ii) suffer the complete loss of its investment in the Joint Ventures.

         Section 4.8. Availability of Funds. Buyer will have on the Closing Date sufficient funds available to enable it to (a) pay the Bank Consideration pursuant to the terms of this Agreement and (b) perform its other obligations under this Agreement.

         Section 4.9. Brokers. No Person, other than Citigroup Global Markets Inc., is entitled to any brokerage, financial advisory, finder's or similar fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Buyer.

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                                    ARTICLE V

                                    COVENANTS

         Section 5.1. Conduct of Business by Sellers Pending the Closing.

                  (a) Subject to any obligations as a debtor or debtor-in-possession under the Bankruptcy Code, and except as set forth on
SCHEDULE 5.1 or as otherwise contemplated by this Agreement, during the period from the Execution Date and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Closing, each of Sellers shall carry on the Business in the ordinary course of business and, to the extent consistent therewith, use all commercially reasonable efforts to preserve the Business intact and preserve the goodwill of and relationships with Governmental Authorities, customers, suppliers, partners, lessors, licensors, licensees, contractors, distributors, agents, officers and employees and others having business dealings with the Business. Without limiting the generality of the foregoing sentence, during the period from the Execution Date through the earlier of the termination of this Agreement in accordance with its terms or the Closing, Sellers shall not without the prior written consent of Buyer:

                           (i) incur any Liability (other than Accounts Payable or in connection with the performance of Assumed Contracts) that would be or would increase an Assumed Liability as of or subsequent to the Closing;

                           (ii) other than sales of Inventory in the ordinary course of business or the disposition of obsolete equipment, lease, license, surrender, relinquish, convey, assign, transfer, sell or otherwise dispose of any Acquired Assets other than in the ordinary course of business;

                           (iii) abandon any rights under any of the Assumed Contracts, terminate, amend, modify or supplement the terms of any Assumed Contract, or fail to honor or perform, the Assumed Contracts;

                           (iv) mortgage, pledge or subject to Encumbrances (other than Permitted Encumbrances), any of the Acquired Assets, other than pursuant to the DIP Facility or as would not result in any Liability that would be or would increase an Assumed Liability as of or subsequent to the Closing; or

                           (v) fail to replenish the Inventory and Supplies of the Business in the ordinary course of business;

                           (vi) enter into any employment, severance or similar Contract with any officer, director or employee of any Seller or, except in the ordinary course of business consistent with past practice, increase the salary or other compensation of any officer, director or employee of any Seller;

                           (vii) make or rescind any material Tax election or take any material Tax position (unless required by law) or file any Tax Return or change its fiscal year or financial or Tax accounting methods, policies or practice, or settle any Tax Liability, except in each case as would not reasonably be expected to materially affect the Buyer;

                           (viii) institute, settle or agree to settle any litigation, action or proceeding before any court or Governmental Authority;

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

                           (ix) modify, rescind or terminate a material Permit, allowance, or credit (or application therefor) relating to the Business or the Acquired Assets;

                           (x) dispose of or fail to keep in effect any material rights in, to, or for the use of any of the Intangible Property, except for rights which expire or terminate in accordance with their terms; or

                           (xi) enter into any Contract to do any of the foregoing.

                  (b) Notwithstanding anything in this Agreement to the contrary, this Section 5.1 shall not prevent Sellers from rejecting Contracts that are not Assumed Contracts. Neither Buyer nor any of its Affiliates shall be liable for any claims arising from the rejection of such Contracts by Sellers.

         Section 5.2. Access to Records and Properties.

                  (a) From the Execution Date until the Closing Date, Sellers
(i) shall give Buyer and its Representatives reasonable access during normal business hours to the offices, properties, officers, employees, accountants, auditors, counsel and other Representatives, books and records of Sellers; provided, however, that Buyer's inspection of Sellers' properties shall not include the environmental sampling of any environmental media, including air, soil, surface water or groundwater, and (ii) shall furnish to Buyer and its Representatives such financial, operating and property related data and other information as such persons reasonably request. It is acknowledged and understood that no investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or other agreement given or made by Sellers under this Agreement.

                  (b) From and after the Closing Date, Buyer shall give Sellers and Sellers' Representative reasonable access during normal business hours to the books and records pertaining to the Excluded Assets and Excluded Liabilities and, to the extent that Sellers retain any Liabilities with respect to such items, the Acquired Assets or Assumed Liabilities. Buyer shall, and shall cause each of its Affiliates to, cooperate with Sellers as may reasonably be requested by Sellers for such purposes, including, without limitation, by providing to Sellers, at no charge, for such purposes, the right to use reasonable office space at the Dearborn Facility for up to five (5) people as requested by Sellers and providing appropriate equipment and facilities for reasonable use by such personnel, including parking spaces, phones, computers, fax machines and copy machines for a period not to exceed six (6) months after the Closing Date.

         Section 5.3. Filings; Other Action.

                  (a) Subject to the terms and conditions provided in this Agreement, as promptly as practicable, Sellers and Buyer shall (i) promptly, but in no event later than December 10, 2003, make all filings and submissions under the HSR Act (including but not limited to a request for early termination of the applicable waiting period), (ii) promptly file with the Committee on Foreign Investment in the United States the voluntary notification under the Exon-Florio Amendment in connection with the transactions contemplated by this Agreement,
(iii) use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with each other in (x) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, any Governmental Authority or third party in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and (y) timely making all such filings and timely seeking all such material consents, approvals, permits or authorizations, and (iv) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done,

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

all other things reasonably necessary or appropriate with respect to any Governmental Authority or third parties to consummate the Contemplated Transactions, as soon as practicable. In connection with the foregoing, Sellers will promptly provide to Buyer, and Buyer will promptly provide to Sellers, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to all filings and submissions required under this Agreement.

                  (b) Upon the terms and subject to the conditions of this Agreement, Buyer and Sellers shall use their commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable Law to cause the conditions precedent to the Closing to be satisfied and to cause the Closing to occur on or prior to the Termination Date, including, without limitation, to obtain the consent, approval, release, estoppel, certificate, opinion and other instrument of any third party or Governmental Authority, including, without limitation, the Third Party Consent Requirements necessary to deliver title to any Acquired Asset, free and clear of all Encumbrances except for the Permitted Encumbrances and to otherwise consummate the Contemplated Transactions in accordance with the terms of this Agreement; provided, however, Sellers shall not make any payments in connection with obtaining any third party consents or approvals without the prior written consent of Buyer; provided, further, Buyer shall not be required to waive any of the conditions to this Agreement set forth in Article VI. Promptly after the Execution Date, the parties hereto shall work together in good faith to finalize the Schedules referred to in this Agreement (the "Disclosure Schedules"); provided, that, notwithstanding the foregoing, the parties agree and acknowledge that the Disclosure Schedules shall be dated and effective as of the Execution Date regardless of the date they are dated or attached to this Agreement and shall include only matters existing or of which Sellers have Knowledge on and as of the Execution Date.

                  (c) Sellers shall use their reasonable best efforts to obtain entry of the Sale Order, in accordance with Section 5.6, subject to their obligations under the Bankruptcy Code.

                  (d) Each Seller agrees that it will promptly take such actions as are reasonably intended to obtain the entry by the Bankruptcy Court of the Sale Order, in accordance with Section 5.6, including, without limitation, demonstrating that (i) Buyer is a "good faith" purchaser under Section 363(m) of the Bankruptcy Code and (ii) Section 363(f) of the Bankruptcy Code should apply to the sale of the Acquired Assets. In the event that stay of the Sale Order is sought or any of such orders are appealed, each Seller and Buyer shall use its commercially reasonable efforts to oppose such request for a stay or defend any such appeal, as applicable. Buyer and Sellers shall provide one another with all information reasonably requested by the other in connection with such actions.

                  (e) Sellers shall provide Buyer with copies of all material motions and applications prepared by Sellers (including forms of the Sale Order and other orders and notices to interested parties) relating to Buyer, this Agreement or the Contemplated Transactions prior to the filing thereof in the Bankruptcy Court. Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of (i) any notice or other communication from any Person alleging that the consent of such Person which is or may be required in connection with the Contemplated Transactions is not likely to be obtained prior to Closing, and (ii) any written objection or proceeding that challenges the Contemplated Transactions or the entry of the Sale Order. Sellers shall give prompt notice to Buyer of (i) any notice of any alleged violation of Law applicable to any Seller, including any notice from any Governmental Authority;
(ii) the commencement of any investigation, inquiry or review by any Governmental Authority with respect to the Business or that any such investigation, inquiry or review, to the Knowledge of any Seller, is contemplated; (iii) the infringement or unauthorized use by any Person of any material Intangible Property (of which any Seller has Knowledge); (iv) the execution of any Material Contract

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

(and Sellers shall deliver or make available a copy thereof to Buyer); and (v) any changes in the capital spending plans of Parent and the other Sellers relating to the Business or the Acquired Assets that were made available to Buyer on or prior to the Execution Date. Sellers shall use commercially reasonable efforts to give prompt Notice to Buyer of the execution of any Ordinary Course Contract and, upon the request of Buyer, to make available to Buyer copies of any such Ordinary Course Contracts.

         Section 5.4. Transfers Not Effected as of Closing. To the extent that the Contemplated Transactions are consummated but the parties hereto have been unable to obtain any governmental or any third party consents or approvals required under applicable Law for the transfer of any Acquired Asset, Sellers shall continue to be bound by the terms of such applicable Acquired Asset or remain the owner of such Acquired Asset, and Buyer shall pay, perform and discharge fully all of the obligations of Sellers arising in connection with such Acquired Asset from and after the Closing to the extent that the corresponding benefit is received. In such event (i) Sellers shall, without consideration therefor, pay, assign, and remit to Buyer promptly all monies, rights and other consideration received in respect of such performance, (ii) Sellers shall exercise or exploit their rights in respect of such Acquired Assets only as reasonably directed by Buyer and at Buyer's expense and (iii) subject to and in accordance with Section 5.3, for so long as Sellers continue to exist as legal entities following the Closing Date, the parties hereto shall continue to use their commercially reasonable efforts to obtain all such unobtained consents or approvals required to be obtained by it at the earliest practicable date. If and when any such consents or approvals shall be obtained, Sellers shall promptly assign their rights and obligations thereunder to Buyer without payment of consideration and Buyer shall, without the payment of any consideration therefor, assume such rights and obligations. The parties shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption.

         Section 5.5. Public Announcements. From the Execution Date until the earlier of the Closing or the termination of this Agreement, Buyer and Sellers will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, any court filing or pleading filed with the Bankruptcy Court relating to this Agreement or the Contemplated Transactions, or other public statements with respect to the Contemplated Transactions, and neither Buyer nor any Seller shall issue any such press release or make any such public statement without the prior approval of the other party (which approval will not be unreasonably withheld or delayed), in each case except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Buyer and each Seller shall cause its Affiliates, employees, officers and directors to comply with this Section 5.5.

         Section 5.6. Submission for Court Approval. As promptly as practicable after the Execution Date, Sellers shall file with the Bankruptcy Court this Agreement and such notices as may be appropriate in connection therewith. Buyer shall cooperate with Sellers in obtaining Bankruptcy Court approval of the Bidding Procedures, including providing evidence, if requested, of Buyer's ability to perform the obligations of Sellers under the Assumed Contracts.

         Section 5.7. Bidding Procedures. Sellers acknowledge that this Agreement is the culmination of an extensive process undertaken by Sellers to identify and negotiate a transaction with a bidder who was prepared to pay the highest or otherwise best purchase price for the Acquired Assets while assuming or otherwise satisfying certain liabilities in order to maximize value for Sellers' constituents. Set forth on Exhibit D attached to this Agreement are bidding procedures (the "Bidding Procedures") substantially in the form of those to be employed with respect to this Agreement concerning the sale of the Acquired Assets to Buyer (the "Sale"). The Sale is subject to competitive bidding as set forth in this Agreement and approval by the Bankruptcy Court at a hearing under Sections 363 and 365 of the Bankruptcy Code (the "Sale Hearing"). The overbid provisions and related bid protections set forth on Exhibit D are designed to compensate Buyer for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Acquired Assets for the benefit of Sellers' stakeholders.

         Section 5.8. Notice of Breach; Disclosure. Sellers shall promptly notify Buyer and the Agent, and Buyer shall promptly notify Sellers and the Agent, of (a) any event, condition or circumstance of which any Seller or Buyer, as the case may be, becomes aware after the Execution Date and prior to the Closing Date that would constitute a violation or breach of this Agreement (or a breach of any representation or warranty contained in this Agreement) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article VI, as the case may be or (b) any event, occurrence, transaction, or other item of which Buyer or any Seller, as the case may be, becomes aware which would have been required to have been disclosed on any schedule attached hereto had such event, occurrence, transaction or item existed as of the Execution Date. It is acknowledged and understood no notice given pursuant to this Section 5.8 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of the conditions contained herein.

         Section 5.9. Payment Under Assumed Contracts and Determination of Cure Costs. As promptly as practicable following the Execution Date, Buyer and Sellers shall use commercially reasonable efforts to cooperate and determine an estimate of the amounts required to cure all defaults under each Assumed Contract so as to permit the assumption and assignment of each such Assumed Contract pursuant to Section 365 of the Bankruptcy Code (as ultimately determined by the Bankruptcy Court, the "Cure Costs"). In connection with the assignment and assumption of the Assumed Contracts, Buyer shall pay all Cure Costs.

         Section 5.10. Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, Sellers shall execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, in form and substance reasonably satisfactory to Buyer, and take such other action as may be reasonably requested to vest in Buyer all of the Sellers' right, title and interest in and to the Acquired Assets.

         Section 5.11. Employee Matters. On the Closing Date, Buyer shall make employment offers to certain employees of the Business on terms and conditions established by Buyer. Within ten (10) days of the date hereof, Sellers shall provide a list of all employees of the Business. Any employees who accept Buyer's offer are hereinafter referred to as "Transferred Employees." Buyer shall have no obligations with respect to employees of Sellers who do not accept Buyer's offer. Prior to the Closing Date, Seller shall permit and allow reasonable access by Buyer to discuss and make offers of post-Closing employment with any of Sellers' employees. On or before the Closing Date, Sellers shall provide a list to Buyer of the names of all employees who have experienced an "employment loss" under the WARN Act.

         Section 5.12. Financial Reports. Sellers shall deliver to Buyer a copy of the monthly and other financial reporting packages that are required or proposed to be required to be sent to the lenders under the debtor-in-possession credit agreements entered into by Sellers in connection with the Bankruptcy Cases for each full month following the Execution Date (including the month in which this Agreement is signed) until Closing, which copies shall be delivered to Buyer within the time period required for delivery of such monthly financial reports to such lenders.

         Section 5.13. Improper Receipt of Payments. From and after the Closing Date, (i) Sellers shall promptly forward to Buyer any and all payments received by Sellers from customers or any other Persons, which constitute part of the Acquired Assets and (ii) Buyer shall promptly forward to Sellers any and all payments received by Buyer from customers or any other Persons, which constitute part of the Excluded Assets.

         Section 5.14. Administrative Claims. All amounts to be paid to Buyer pursuant to this Agreement shall constitute an allowed administrative expense claim with priority over any and all administrative expenses of the kind specified in Sections 503 and 507 of the Bankruptcy Code other than administrative priority claims of the Agent under the DIP Facility and the Carve-Out Expenses (as defined in the DIP Facility).

         Section 5.15. Transfer Taxes. All transfer, documentary, sales, use, value-added, gain, excise or other similar Taxes arising in connection with the transfer of the Acquired Assets, and all registration, recording, filing and similar fees (collectively, "Transfer Taxes"), that may be imposed by reason of the sale, transfer, assignment or delivery of the Acquired Assets shall be paid 50% by Sellers and 50% by Buyer. The Transfer Taxes shall be calculated assuming that no exemption from payment thereof is available, unless otherwise indicated in the Bankruptcy Court's approval of the transactions contemplated by this Agreement or, at Closing, Sellers or Buyer, as appropriate, provides an appropriate resale exemption certificate or other evidence acceptable to Buyer or Seller, as appropriate, of exemption from payment of such Transfer Taxes. Sellers and Buyer shall cooperate to timely prepare and file any Tax Returns relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Each party hereto shall furnish or cause to be furnished to the other, upon the other's reasonable request, as promptly as practicable, such information and assistance relating to the Acquired Assets and the Business as may be reasonably necessary for the filing of any Tax Return, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit or examination by any Governmental Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax or Tax Return.

         Section 5.16. Proration of Taxes and Certain Charges.

                  (a) Except as otherwise expressly provided in this Agreement, all real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Acquired Assets that relate to the tax year that includes the Closing Date shall be prorated between Sellers and Buyer as of 12:01 A.M. on the Closing Date and Sellers on the one hand and Buyer on the other hand shall each be responsible for their proportionate share of such Taxes or obligations (which proportionate shares shall be determined based on the number of days in such tax year prior to the Closing Date, on the one hand, and the remaining number of days in such tax year, on the other hand). Notwithstanding the preceding sentence, (i) if any such taxes and assessments which are due and payable in the tax year that includes the Closing Date have been determined but have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date (which portion shall be determined in accordance with the proration method described in the preceding sentence) and Buyer shall pay the taxes and assessments prior to their becoming delinquent and
(ii) if any such taxes and assessments which are due and payable in, or relate to, the tax year that includes the Closing Date have not been determined before Closing, Sellers and Buyer shall mutually agree in good faith to an estimate of the amount of such taxes and assessments, Sellers shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date (which portion shall be determined in accordance with the proration method described in the preceding sentence) and Buyer shall pay the taxes and assessments prior to their becoming delinquent. To the extent that the actual taxes and assessments described in the preceding sentence that are payable in, or relate to, the tax year that includes the Closing Date differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days of the issuance of final tax bills. All real property Taxes, personal property Taxes or similar ad valorem obligations that are levied with respect to the Acquired Assets and that relate to tax years beginning on or after the Closing Date shall be the responsibility of Buyer.

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

                  (b) Except as otherwise expressly provided in this Agreement, all installments of special assessments or other charges on or with respect to the Acquired Assets which are customarily prorated in connection with the sale of similar assets including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing Date and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 A.M. on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date.

                  (c) Except as otherwise expressly provided in this Agreement, all amounts due pursuant to the terms of the Assumed Contracts, for any period in which the Closing Date shall occur shall be prorated as of 12:01 A.M. on the Closing Date.

         Section 5.17. Union Negotiations. Buyer agrees that it shall use all reasonable efforts to propose collective bargaining agreements with the UAW and shall keep Parent reasonably informed of the progress of any such negotiations.

         Section 5.18. DIP Financing. Subject to the Bankruptcy Court entering an order in substantially the form attached to the DIP Motion approving Amendment No. 1 to the Ratification and Amendment Agreement and entering the Bidding Procedures Order, Buyer or any of its direct or indirect subsidiaries shall provide Seller with debtor-in-possession financing in a principal amount up to $30 million on the terms and subject to the conditions set forth in Amendment No. 1 to the Ratification and Amendment Agreement.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         Section 6.1. Conditions to Obligations of Sellers and Buyer. The respective obligations of each party to effect the Contemplated Transactions shall be subject to the satisfaction (or waiver by the parties) at or prior to the Closing Date of the following conditions:

                  (a) any waiting period applicable to the consummation of the Contemplated Transactions under the HSR Act and any applicable foreign antitrust or competition laws shall have expired or been terminated and all necessary approvals under applicable antitrust or competition Laws shall have been obtained; and

                  (b) no statute, rule, regulation, executive order, decree, decision, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any U.S. federal or state court or foreign Governmental Authority that prohibits, restrains, enjoins, or restricts the consummation of the Contemplated Transactions that has not been withdrawn or terminated.

         Section 6.2. Conditions to Obligations of Sellers. The obligation of Sellers to effect the Contemplated Transactions shall be subject to the satisfaction (or waiver by Parent on behalf of all Sellers) at or prior to the Closing Date of the following conditions:

                  (a) Each of the representations and warranties of Buyer contained in this Agreement (without giving effect to any Buyer Material Adverse Effect, materiality or similar qualifiers) shall have been true and correct in all material respect on and as of the Execution Date and as of the Closing as if made as of the Closing (except for changes expressly permitted or contemplated by this Agreement and except that the representations and warranties that are made as of a specific date need be true and correct only as of such date). Sellers shall have received a certificate from Buyer signed by an officer thereof with respect to the foregoing.

                  (b) The covenants and agreements of Buyer to be complied with or performed on or prior to the Closing shall have been duly complied with or performed in all material respects. Sellers shall have received a certificate from Buyer signed by an officer thereof with respect to the foregoing.

                  (c) The Sale Order shall have been entered by the Bankruptcy Court in substantially the form contemplated by this Agreement and shall not have been reversed, stayed, modified or amended in any manner materially adverse to Sellers.

                  (d) Buyer shall have delivered all documents required to be delivered by Buyer pursuant to Section 2.3.

         Section 6.3. Conditions to Obligations of Buyer. The obligation of Buyer to effect the Contemplated Transactions shall be subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of the following conditions:

                  (a) Each of the representations and warranties of Sellers contained in this Agreement (without giving effect to any Material Adverse Effect, materiality or similar qualifiers) shall have been true and correct in all material respects on and as of the Execution Date and as of the Closing as if made as of the Closing (except for changes expressly permitted or contemplated by this Agreement and except that the representations and warranties that are made as of a specific date need be true and correct only as of such date). Buyer shall have received a certificate from each Seller signed by an officer thereof with respect to the foregoing.

                  (b) The covenants and agreements of Sellers to be complied with or performed on or prior to the Closing shall have been duly complied with or performed in all material respects. Buyer shall have received a certificate from each Seller signed by an officer thereof with respect to the foregoing.

                  (c) The Sale Order shall have been entered by the Bankruptcy Court and shall not have been reversed, stayed, modified or amended in any manner materially adverse to Buyer.

                  (d) Each of the consents, approvals and authorization of the Persons listed on SCHEDULE 6.3(d) shall have been obtained in form reasonably satisfactory to Buyer.

                  (e) All of the material Assumed Contracts shall be in full force and effect and assignable to and assumable by Buyer without the consent of the other party thereto unless consent thereto shall have been obtained.

                  (f) The UAW shall have ratified collective bargaining agreements with Buyer relating to all Transferred Employees that are represented by the UAW, in form and substance satisfactory to Buyer, to be effective on the Closing Date.

                  (g) At Buyer's sole cost and expense, a title insurance company acceptable to Buyer in its sole discretion shall have issued an ALTA (Form B-1992) Owner Policy of Title Insurance for the Owned Real Property and an ALTA (Form B-1992) Lessee's Policy of Title Insurance for any Leased Real Property that is leased by Sellers pursuant to a ground lease, with an endorsement providing "extended coverage" over the standard exceptions contained in such form of Policies of Title Insurance, insuring the interest to be acquired by Buyer in each such property, subject only to standard survey exceptions and Permitted Encumbrances, and in each case in an amount acceptable to Buyer in its sole discretion, but in no event in an amount greater than the fair market value of each insured property.

                  (h) Seller shall have delivered all documents required to be delivered by such Seller pursuant to Section 2.2.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by written agreement of Sellers and Buyer; or

                  (b) by either Sellers or Buyer:

                           (i) if the Closing shall not have occurred on or before January 30, 2004 (the "Termination Date"); provided, however, that the terminating party is not in material breach of any of its representations and warranties contained in this Agreement and has not failed in any material respect to perform any of its obligations under this Agreement; or

                           (ii) if there be any Law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any judgment, injunction, order or decree permanently restraining, prohibiting or enjoining Buyer or Sellers from consummating the Contemplated Transactions is entered and such judgment, injunction, order or decree shall become final; or

                           (iii) if any Seller shall announce any plan of reorganization or liquidation other than a plan that contemplates a sale of all or substantially all of the assets of the Business to Buyer; or

                           (iv) if any of the Bankruptcy Cases are converted from a case under Chapter 11 of the Bankruptcy Code to a case under chapter 7 of the Bankruptcy Code without the prior written consent of Buyer; or

                           (v) if, by no later than 4:00 p.m. Eastern Standard Time on December 17, 2003, Buyer shall not have reached an agreement in principle with the UAW relating to all Transferred Employees that are represented by the UAW; provided, however, that Buyer may only exercise the right to terminate this Agreement under this Section 7.1(b)(v) on or prior to 4:00 p.m. Eastern Standard Time on December 17, 2003; or

                           (vi) if, by no later than December 19, 2003, Worthington Steel of Michigan, Inc. shall have not delivered to Buyer, a consent, in form and substance reasonably satisfactory to Buyer, consenting to the transfer by the applicable Seller of its limited liability company interest in Spartan Steel Coating, L.L.C.; provided that, if such consent is not obtained by such date, and this Agreement is not terminated on or prior to such date, Sellers shall not be deemed to be in breach of this Agreement and the transfer of such interests shall not be a condition to Buyer's obligations to effect the Contemplated

                  Transactions if, on the Closing Date, Seller is unable to convey to Buyer its limited liability interest in Spartan Steel Coating, L.L.C.; or

                  (c) by Buyer:

                           (i) if there shall have been a breach by any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.3, and such breach shall be incapable of being cured prior to the Termination Date or, if capable of being cured prior to the Termination Date, (x) shall not have been cured within 20 days after written notice thereof shall have been received by the Sellers and (y) the Sellers shall not have provided Buyer with adequate assurances of Sellers' ability to remedy such breach on or prior to such 20th day; provided, however that Buyer shall not have the right to terminate this Agreement under this Section 7.1(c)(i) if Buyer is in material breach of any of its representations and warranties contained in this Agreement or has failed in any material respect to perform any of its obligations under this Agreement; or

                           (ii) if the Bidding Procedures Order (A) shall not have been entered by the Bankruptcy Court on or prior to November 26, 2003 or (B) shall fail to be in full force and effect or shall have been stayed, reversed, modified or amended in any material respect without the prior written consent of Buyer; or

                           (iii) if any fact, event, change or effect has occurred which, individually or in the aggregate, has resulted in a material adverse effect on the value, condition or use of the Acquired Assets taken as a whole or the value or condition (financial or otherwise) of the Business taken as a whole, other than (w) changes in economic or business conditions generally or in the steel industry specifically (provided that the Business is not materially disproportionately affected),
                  (x) changes in laws and regulations impacting the steel industry generally, and (y) changes or effects resulting from the execution or announcement of this Agreement; provided, however that Buyer shall not have the right to terminate this Agreement under this Section 7.1(c)(iii) if Buyer is in material breach of any of its representations and warranties contained in this Agreement or has failed in any material respect to perform any of its obligations under this Agreement; or

                           (iv) if, by no later than December 1, 2003, the results of Buyer's inspection of environmental conditions and Liabilities relating to Sellers, their properties and the Business shall not have been satisfactory to Buyer in its sole discretion; provided, however, that prior to exercising its right to terminate hereunder, Buyer will confer with Sellers to address matters relating to the results of such inspection; provided further that Buyer may only exercise the right to terminate this Agreement under this Section 7.1(c)(iv) on or prior to December 1, 2003; or

                           (v) [if, by no later than November 25, 2003, the Disclosure Schedules shall not have been finalized in a manner satisfactory to Buyer in its sole discretion; provided, however, that Buyer may only exercise the right to terminate this Agreement under this Section 7.1(c)(v) on or prior to November 25, 2003; or]

                  (d) by Sellers:

                           (i) if there shall have been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2, and such breach shall be incapable of being cured prior to the Termination Date or, if capable of being cured prior to the Termination Date, (x) shall not have been cured within 20 days after written notice thereof shall have been received by Buyer and (y) Buyer shall not have provided Sellers with adequate assurances of Buyer's ability to remedy such breach on or prior to such 20th day; provided, however that the Sellers shall not have the right to terminate this Agreement under this Section 7.1(d)(i) if any Seller is in material breach of any of its representations and warranties contained in this Agreement or has failed in any material respect to perform any of its obligations under this Agreement; or

                           (ii) if, on or prior to December 12, 2003, Buyer shall not have entered into Amendment No. 1 to the Ratification and Amendment Agreement; provided, however, that Sellers may only exercise the right to terminate this Agreement under this Section 7.1(d)(ii) on or prior to December 12, 2003; or

                  (e) automatically, if the Sellers consummate an Alternative Transaction.

         Section 7.2. Effect of Termination; Remedies.

                  (a) In the event of termination of this Agreement pursuant to
Section 7.1, this Agreement shall become null and void and have no effect and no party hereto shall have any liability to the other parties hereto or their respective Affiliates, directors, officers, employees, Representatives or shareholders, except for the obligations of the parties to this Agreement contained in this Section 7.2, Sections 5.5, 8.1, 8.9, 8.17 and 8.18 and the Confidentiality Agreement, and except that nothing in this Agreement will relieve any party from liability for any willful breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination (a "Breach"); it being understood that, without limiting Buyer's rights to receive the payments to which it may be entitled pursuant to Section 7.2(e), the acceptance by Sellers of a bid other than Buyer's and seeking the approval of the Bankruptcy Court for a bid other than Buyer's in each case in compliance with the Bidding Procedures shall not constitute a Breach for purposes of this Section 7.2 only.

                  (b) If this Agreement is terminated pursuant to Section 7.1(a), 7.1(b)(v), 7.1(b)(vi), 7.1(c)(iv) [or 7.1(c)(v)], then, within two
Business Days after such termination, the Deposit, together with any interest accrued thereon, shall be returned to Buyer in accordance with the terms of the Escrow Agreement.

                  (c) If this Agreement is terminated pursuant to Section 7.1(b)(i), Section 7.1(b)(ii), Section 7.1(b)(iv), Section 7.1(c)(ii) or Section 7.1(c)(iii), then, within two Business Days after such termination (i) the Deposit, together with any interest accrued thereon, shall be returned to Buyer in accordance with the terms of the Escrow Agreement and (ii) Parent shall pay to Buyer the Transaction Expenses; provided, however, if this Agreement is terminated pursuant to Section 7.1(b)(iv) and following such termination a Subsequent Transaction is consummated, Parent shall pay to Buyer an amount equal to the Break-Up Fee and the Expense Reimbursement, less any previously paid Transaction Expenses, simultaneously with the consummation thereof.

                  (d) If this Agreement is terminated pursuant to Section 7.1(d)(i), then, within two Business Days after such termination, the Deposit, together with any interest accrued thereon, shall be delivered to Sellers in accordance with the terms of the Escrow Agreement.

                  (e) If this Agreement is terminated pursuant to Section 7.1(c)(i), then, within two Business Days after such termination, (i) the Deposit, together with any interest accrued thereon, shall be returned to Buyer in accordance with the terms of the Escrow Agreement and (ii) Parent shall pay to Buyer the Expense Reimbursement; provided, however, that so long as the parties act in accordance with the standard of conduct required by Section 5.3, the failure to obtain any third party consents or approvals pursuant to this Agreement shall not be deemed a breach for purposes of Section 7.1(c)(i); provided further, that if this Agreement is terminated pursuant to Section 7.1(c)(i) because of an intentional breach by any Seller of any of its covenants or agreements contained in this Agreement, then Parent shall pay to Buyer the Break-Up Fee in addition to the Expense Reimbursement within two Business Days after termination pursuant to Section 7.1(c)(i).

                  (f) If this Agreement is terminated as a result of Section 7.1(e) then, upon consummation of an Alternative Transaction (i) the Deposit, together with any interest accrued thereon shall be returned to Buyer in accordance with the terms of the Escrow Agreement and (ii) Parent shall pay to Buyer the Break-Up Fee and the Expense Reimbursement.

                  (g) If this Agreement is terminated pursuant to Section 7.1(b)(iii) then within two Business Days after such termination (i) the Deposit, together with any interest accrued thereon shall be returned to Buyer in accordance with the provisions of the Escrow Agreement and (ii) Parent shall pay to Buyer the Break-Up Fee and the Expense Reimbursement.

                  (h) If this Agreement is terminated pursuant to Section 7.1(d)(ii), then, within two Business Days after such termination, (i) the Deposit, together with any interest accrued thereon, shall be returned to Buyer in accordance with the terms of the Escrow Agreement and (ii) Parent shall pay to Buyer the Expense Reimbursement.

                  (i) Any payments of the Breakup Fee, Expense Reimbursement or Transaction Expenses under this Section 7.2 shall be made by Parent, on behalf of Sellers, by wire transfer of immediately available funds to an account designated in writing by Buyer.

         Section 7.3. Exclusive Remedy. The parties' sole and exclusive remedies for any claim arising out of or in connection with this Agreement shall be those set forth in this Article 7 absent fraud.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1. Attorneys' Fees. In the event that any party hereto brings an action or other proceeding to enforce or interpret the terms and provisions of this Agreement, the prevailing party in that action or proceeding shall be entitled to have and recover from the non-prevailing party all such fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees) as the prevailing party may suffer or incur in the pursuit or defense of such action or proceeding.

         Section 8.2. Warranties Exclusive. The parties acknowledge that the representations and warranties contained in Article 3 and Article 4 are the only representations or warranties given by the parties and that all other express or implied warranties are disclaimed. Without limiting the foregoing, Buyer acknowledges that, except for the representations and warranties contained in
Article 3, the

Acquired Assets are conveyed "AS IS," "WHERE IS" and "WITH ALL FAULTS" and that all warranties of merchantability or fitness for a particular purpose are disclaimed.

         Section 8.3. Reasonable Access to Records and Certain Personnel. So long as the Bankruptcy Cases are pending and thereafter until Sellers have resolved all outstanding claims brought under the Bankruptcy Cases, (a) Buyer shall permit Sellers' counsel and other professionals employed by Sellers in the Bankruptcy Cases reasonable access to the financial and other books and records in Buyer's possession relating to the Business (whether in documentary or data form) solely for the purpose of the continuing administration of the Bankruptcy Cases (including, without limitation, the pursuit of any avoidance, preference or similar action), which access shall include (i) the right of such professionals to copy, at Sellers' expense, such documents and records as they may request in furtherance of the purposes described above and (ii) Buyer's copying and delivering to Sellers or their professionals such documents or records as they may request, but only to the extent Sellers or their professionals furnish Buyer with reasonably detailed written descriptions of the materials to be so copied and Sellers reimburse Buyer for the reasonable costs and expenses thereof and (b) Buyer shall provide Sellers and such professionals (at no cost to Sellers) with reasonable access to the senior management of Buyer and its Affiliates responsible for the Business during regular business hours to assist Sellers in the continuing administration of the Bankruptcy Cases, provided that such access does not unreasonably interfere with Buyer's business operations. Any such access described in the foregoing sentence shall be afforded by Buyer upon receipt of reasonable advance notice and during regular business hours.

         Section 8.4. Notices. Unless otherwise provided in this Agreement, any notice, tender, or delivery to be given under this Agreement by any party to the other shall be in writing and may be sent by hand, registered or certified mail, or by facsimile, and shall be deemed given (x) when delivered, if delivered by hand, (y) on the date when sent, postage prepaid, return receipt requested, if given by registered or certified mail, or (z) when receipt is acknowledged, if given by facsimile. Notices shall be addressed as set forth below, but each party may change its address by written notice in accordance with this paragraph.

                  (a) If to any Seller:

                           Rouge Industries, Inc.
                           3001 Miller Road
                           P.O. Box 1699
                           Dearborn, MI 48121-1699
                           Telecopy:
                           Attention:

                           with a copy (which shall not constitute notice) to:

                           Clifford Chance US LLP
                           200 Park Avenue
                           New York, NY
                           Telecopy:  212-878-8375
                           Attention: G. David Brinton, Karl A. Roessner

                  (b) If to Buyer:

                           OAO SeverStal
                           30, Mira str.
                           Cherepovets

                           162600 Russia
                           Telecopy: +7 (8202) 565757
                           Attention: Vadim A. Makhov

                           with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meager & Flom (Illinois) 333 West Wacker Drive
                           Chicago, IL 60606
                           Telecopy: 312-407-0411
                           Attention: Gary P. Cullen, Timothy R. Pohl

                  (c) If to the Agent:

                           Congress Financial Corporation
                           1133 Avenue of the Americas
                           New York, NY 10036
                           Telecopy: 212-545-4283
                           Attention: Robert Strack

                           with a copy (which shall not constitute notice) to:

                           Otterbourg, Steindler, Houston & Rosen, P.C.
                           230 Park Avenue
                           New York, NY 10169
                           Telecopy: 212-682-6104
                           Attention: Jonathan N. Helfat

         Section 8.5. Entire Agreement; Amendment; Waiver. This Agreement, the Confidentiality Agreement and the instruments and documents to be executed pursuant hereto constitute the entire agreement among the parties hereto relating to the subject matter of this Agreement and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by the Buyer and Sellers, or in the case of a waiver, by the party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

         Section 8.6. Closing Date. All actions to be taken on the Closing pursuant to this Agreement shall be deemed to have occurred simultaneously, and no act, document or transaction shall be deemed to have been taken, delivered or effected until all such actions, documents and transactions have been taken, delivered or effected.

         Section 8.7. Severability. Should any term, provision or paragraph of this Agreement be, for any reason, determined to be invalid, illegal or unenforceable in any respect, said provision shall survive to the extent it is not so determined, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be illegal, invalid or unenforceable, the remaining terms shall provide for the consummation of the Contemplated Transactions in substantially the same manner as originally set forth at the later of (a) the Execution Date and (b) the date this Agreement was last amended.

         Section 8.8. Headings. The table of contents and the headings contained in this Agreement are for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         Section 8.9. Payment of Fees and Expenses. Except as otherwise provided in this Agreement, and whether or not the Contemplated Transactions are consummated, Buyer, on the one hand and Parent on behalf of Sellers, on the other hand, shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of the Agreement and the Contemplated Transactions.

         Section 8.10. Survival. Except for the covenants and agreements to be performed after the Closing Date, none of the respective representations, warranties, covenants and agreements of Sellers and Buyer in this Agreement, or in any certificates or other documents delivered prior to or at the Closing, shall survive the Closing.

         Section 8.11. Assignments. Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers, provided, that Buyer may assign its rights under this Agreement to one or more direct or indirect subsidiaries of Buyer, which assignment shall not relieve Buyer of its obligation under this Agreement and provided further that Sellers may grant a security interest in and lien on and collaterally assign their rights under this Agreement to the Agent for the benefit of the lenders under the DIP Facility.

         Section 8.12. Binding Effect; No Third Party Beneficiary. Subject to
Section 8.11, this Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto. This Agreement shall be binding upon and inure solely to the benefit of Sellers, Buyer and the Agent, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware, except to the extent that the laws of the State of Delaware are superceded by the Bankruptcy Code.

         Section 8.14. Construction. In the interpretation and construction of this Agreement, the parties acknowledge that the terms of this Agreement reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by either party hereto.

         Section 8.15. Counterparts. This Agreement may be signed in two or more counterparts each of which shall be deemed an original. The parties further agree that counterparts to Agreement may be delivered by facsimile.

         Section 8.16. Time is of the Essence. Time is of the essence in this Agreement, and all of the terms, covenants and conditions of this Agreement.

         Section 8.17. Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to Sellers) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default under this Agreement, or the

Contemplated Transactions, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 8.4.

         Section 8.18. WAIVER OF RIGHT TO TRIAL BY JURY. SELLERS AND BUYER HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

                                   ARTICLE IX

                                   DEFINITIONS

         "1954 Code" shall have the meaning set forth in Section 3.17(c).

         "Accounts Payable" shall mean those trade accounts payable of Sellers relating to the Business or the Acquired Assets, incurred in bona fide business transactions in the ordinary course of business after the commencement of the Bankruptcy Cases. Accounts Payable shall not include any Excluded Liabilities.

         "Accounts Receivable" shall mean: (i) all of Sellers' trade accounts receivable relating to the Business or the Acquired Assets and other rights to payment from customers of the Business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Business, (ii) all other accounts or notes receivable of Sellers and the full benefit of all security for such accounts or notes receivable arising in the conduct of the Business and (iii) any claim, remedy or other right related to any of the foregoing, in each case existing on the Execution Date or arising in the ordinary course of the conduct of the Business after the Execution Date and in each case that have not been satisfied or discharged prior to the close of business on the Business Day immediately preceding the Closing Date or have not been written off or sent to collection prior to the close of business on the Business Day immediately preceding the Closing Date (it being understood that the receipt of a check prior to the close of business on the Business Day immediately preceding the Closing Date shall constitute satisfaction or discharge of the applicable account or note receivable to the extent of the payment represented thereby).

         "Acquired Assets" shall have the meaning set forth in Section 1.1.

         "Affiliate" shall mean with respect to any Person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with that Person.

         "Agent" means the agent under the DIP Facility.

         "Agreement" shall have the meaning set forth in the Preamble.

         "Alternative Transaction" shall mean any transaction whereby Sellers accept a Qualified Bid (other than one by Buyer) as such term is defined in Exhibit D to this Agreement.

         "Amendment No. 1 to the Ratification and Amendment Agreement" shall mean Amendment No. 1 to the Ratification and Amendment Agreement substantially in the form attached to the DIP Motion.

         "Assumption Agreement" shall have the meaning set forth in Section 2.2(f).

         "Assumed Contracts" shall have the meaning set forth in Section 1.1(e).

         "Assumed Liabilities" shall have the meaning set forth in Section 1.3.

         "Audited Financials" shall have the meaning set forth in Section 3.8.

         "Bank Consideration" means, without duplication, the sum of (a) the principal amount of all outstanding Revolving Loans (as defined in the DIP Facility) and unpaid reimbursement obligations in respect of drawn Letter of Credit Accommodations (as defined in the DIP Facility); provided, that such amount shall not exceed (i) $150 million minus (ii) all outstanding undrawn Letter of Credit Accommodations minus (iii) the principal amount of the Term Loans (as defined in the DIP Facility) advanced under the DIP Facility (for the avoidance of doubt, excluding any interest, fees, costs and expenses with respect thereto), plus (b) all unpaid interest, fees, costs, expenses and other charges owed to the Agent and the Revolving Lenders under the DIP Facility, plus
(c) all unpaid Special Agent Advances under the DIP Facility, plus (d) all Non-Discretionary Advances (as defined in the DIP Facility). In addition, on the Closing Date all undrawn outstanding Letter of Credit Accommodations shall either be (i) terminated and the originals thereof returned to Agent marked cancelled by the beneficiaries thereof or (ii) cash collateralized in an amount equal to 110% of the face amount of all such undrawn Letter of Credit Accommodations.

         "Bankruptcy Cases" shall have the meaning set forth in the Recitals.

         "Bankruptcy Code" shall have the meaning set forth in the Recitals.

         "Bankruptcy Court" shall have the meaning set forth in the Recitals.

         "Benefit Plan" shall have the meaning set forth in Section 3.14(a).

         "Bidding Procedures" shall have the meaning set forth in Section 5.7.

         "Bidding Procedures Order" means the order, filed with the Bankruptcy Court on November 6, 2003, as modified with the consent of Parent and Buyer, seeking the approval of the terms of the Bidding Procedures and Section 7.2 of this Agreement and authorizing the observance and performance of such terms by Sellers and their subsidiaries and Buyer during the pendency of the Bankruptcy Cases.

         "Blocked Account" shall have the meaning set forth in the DIP Facility.

         "Breach" shall have the meaning set forth in Section 7.2(a).

         "Break-Up Fee" means a break up fee in an amount equal to $4,500,000.

         "Business" shall have the meaning set forth in the Recitals.

         "Business Day" means any day other than a Saturday, Sunday or a day on which the banks in Dearborn, Michigan or New York, New York are authorized or obligated by applicable Law or executive order to close or are otherwise generally closed.

         "Buyer" shall have the meaning set forth in the Preamble.

         "Buyer Material Adverse Effect" means any state of facts, events, changes or effects that, individually or aggregated with other states of facts, events, changes or effects, (a) is materially adverse to or materially impairs the ability of Buyer to perform its obligations under this Agreement or (b) prevents or materially delays the consummation of the Contemplated Transactions.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.

         "Closing" shall have the meaning set forth in Section 2.1.

         "Closing Amount" shall have the meaning set forth in Section
1.5(b)(ii).

         "Closing Date" shall have the meaning set forth in Section 2.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Owned Intangible Property" shall have the meaning set forth in
Section 3.10(a).

         "Confidentiality Agreement" means the letter agreement between Parent and Buyer regarding confidential treatment of certain information concerning Sellers, dated October 20, 2003.

         "Consideration" shall have the meaning set forth in Section 1.5(a).

         "Contemplated Transactions" shall have the meaning set forth in the Recitals.

         "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, sublease, license, sub license, commitment or other arrangement or agreement, whether oral or written.

         "Copyrights" shall have the meaning set forth in the definition of Intangible Property.

         "Cure Costs" shall have the meaning set forth in Section 5.9.

         "Cure Costs Amount" means the amount of all Cure Costs paid by the Buyer. For purposes of the Bidding Procedures, the Cure Costs Amount shall be equal to the amount of all Cure Costs to be paid by the Buyer in respect of the Assumed Contracts set forth on Schedule 1.1(e) on the Business Day prior to the Bid Deadline (as defined in the Bidding Procedures).

         "Dearborn Facility" shall mean the offices of Parent located at 3001 Miller Road P.O. Box 1699 Dearborn, Michigan.

         "Deposit" shall have the meaning set forth in Section 1.6.

         "DIP Facility" means the Loan and Security Agreement, dated as of March 13, 2001, by and among the Sellers, the Agent and the financial institutions party thereto, as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated as of November 21, 2001 and Amendment No. 2 to Loan and Security Agreement, dated as of July 12, 2002, and the Ratification and Amendment Agreement, dated as of October 28, 2003, as the same may be further amended, modified or supplemented from time to time.

         "DIP Financing" means all Obligations (as such term is defined in the DIP Facility) arising from the Term Loan. For purposes of the Bidding Procedures, the amount of the DIP Financing shall be equal to the outstanding principal amount of any loans provided by Buyer or any of its direct or indirect subsidiaries to Sellers pursuant to the DIP Facility, plus all unpaid interest and fees thereon, on the Business Day prior to the Bid Deadline (as defined in the Bidding Procedures).

         "DIP Motion" shall mean Sellers' motion to amend motion of debtors and debtors in possession for entry of interim and final orders (a) authorizing debtors to obtain interim post-petition financing and grant security interests and super priority administrative expense status pursuant to 11 U.S.C. Sections 105 and 364(c); (b) modifying the automatic stay pursuant to U.S.C. Section 362;
(c) authorizing debtors to enter into agreements with Congress Financial Corporation, as Agent; and (d) scheduling a final hearing pursuant to Bankruptcy Rule 4001 (re: D.I. 24, 28), filed with the Bankruptcy Court on October 24, 2003.

         "Double Eagle" shall have the meaning set forth in Section 1.1(m).

         "Double Eagle JV Agreement" shall have the meaning set forth in Section 1.1(m).

         "Double Eagle JV Interest" shall have the meaning set forth in Section 1.1(m).

         "Disclosure Schedules" shall have the meaning set forth in Section 5.3(b).

         "Encumbrance" means any lien (statutory or other), claim (including as defined in the Bankruptcy Code), charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, license, conditional sale or other title retention agreement, right of first refusal, option to purchase, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, charges, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

         "Environment" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

         "Environmental Laws" means any Laws relating to pollution, natural resources, protection of the Environment or public health and safety or exposure of persons to Hazardous Substances applicable to the parties to this Agreement, including, without limitation, Laws relating to the use, treatment, storage, release, disposal or transportation of Hazardous Substances or the handling and disposal of medical and biological waste.

         "ERISA" shall have the meaning set forth in Section 3.14(a).

         "ERISA Affiliate" shall have the meaning set forth in Section 3.14(a).

         "Escrow" shall have the meaning set forth in Section 1.6.

         "Escrow Agreement" shall have the meaning set forth in Section 1.6.

         "Escrow Holder" shall have the meaning set forth in Section 1.6.

         "Eveleth" means Eveleth Taconite Company, a Minnesota corporation.

         "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

         "Excluded Assets" shall have the meaning set forth in Section 1.2.

         "Excluded Liabilities" shall have the meaning set forth in Section 1.4.

         "Execution Date" shall have the meaning set forth in the Preamble.

         "Executory Contract" shall have the meaning set forth in Section
1.1(e).

         "Expense Reimbursement" means the actual documented out-of-pocket expenses incurred in connection with the Contemplated Transactions, not to exceed $2,000,000.

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Authority" means any domestic or foreign national, regional, state, provincial or local government, governmental, administrative or regulatory agency or commission or any court (including the Bankruptcy Court), tribunal or arbitrator (public or private).

         "Hazardous Substances" means (a) any hazardous or toxic waste, substance or material defined in any Environmental Law, (b) asbestos-containing material, (c) medical and biological waste, (d) polychlorinated biphenyls, (e) petroleum products, including gasoline, fuel oil, crude oil and constituents of such petroleum products and (f) any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any Environmental Laws.

         "HSR Act" shall have the meaning set forth in Section 3.3.

         "IP License Agreements" means all written agreements, to which a Seller is a party, (i) granting or obtaining any right to use any rights under any Intangible Property, or (ii) restricting any Seller's right to use any Intangible Property, other than licenses for personal Software that is generally available on nondiscriminatory pricing terms and has an individual acquisition cost of $5,000 or less per software package.

         "Intangible Property" means all intangible property rights of any kind and nature, including, without limitation, the following: all trade names, trade dress, trademarks (including common law trademarks), service marks, assumed names, business names and logos, slogans, internet domain names, and all registrations and applications therefor, together with all goodwill symbolized thereby ("Trademarks"); all rights in United States and foreign patents and patent applications (including, without limitation, all provisionals, divisionals, continuations, continuations-in-part, reissues, renewals, extensions and reexaminations) ("Patents"); all rights in United States and foreign copyrights (whether registered or unregistered) and all applications therefor ("Copyright"); all computer programs and software (whether in source code or object code form) ("Software"); "mask works" (as defined under 17 U.S.C.
Section 901) and any registrations and applications therefor; the inventions, discoveries, technology, trade secrets, improvements, formulae, practices, methods and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or in connection with the conduct of the Business as currently conducted or contemplated to be conducted and similar proprietary rights and related licenses and other agreements. As used in this Agreement, Intangible Property shall in all events exclude Sellers' corporate books and records relating to their respective organization and existence.

         "Inventory" shall have the meaning set forth in Section 1.1(b).

         "Joint Ventures" means Double Eagle Steel Coating Company, a Michigan general partnership, Spartan Steel Coating, L.L.C., a Michigan limited liability company, and Delaco Processing, L.L.C., a Michigan limited liability company.

         "Joint Venture Interests" shall have the meaning set forth in Section 1.1(m).

         "JV Interest Proceeds" shall have the meaning set forth in Section 1.1(m).

         "JV Interest Proceeds Escrow" shall have the meaning set forth in
Section 1.1(m).

         "Knowledge", with respect to Sellers, shall mean the actual knowledge of those individuals listed on SCHEDULE 10(B) attached hereto, together with any other successor individuals who hold the positions with the Company listed on
SCHEDULE 10(B), in each case, including facts of which such individuals should be aware in the reasonably prudent exercise of their duties.

         "Knowledge of the Joint Venture Partner" shall mean the actual knowledge of those individuals listed on SCHEDULE 10(c) attached hereto, without independent investigation.

         "Law" means any domestic or foreign federal, state or local statute, law (including common law), code, ordinance, rule, administrative interpretation, regulation, requirement, judgment, decree or order.

         "Lease Assignment and Assumption Agreement" shall have the meaning set forth in Section 2.2(e).

         "Leased Machinery and Equipment" shall have the meaning set forth in
Section 1.1(a).

         "Leased Real Property" shall have the meaning set forth in Section 1.1(d).

         "Liabilities" means, as to any Person, any and all debts, losses, claims, damages, costs, expenses, demands, fines, judgments, penalties, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct or indirect, absolute or contingent, including liabilities for compliance, investigation, remediation, removal and response under Environmental Laws, of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheet or other books and records.

         "Machinery and Equipment" shall have the meaning set forth in Section 1.1(a).

         "Material Adverse Effect" shall mean any state of facts, events, changes or effects that, individually or aggregated with other states of facts, events, changes or effects, (a) is materially adverse to or materially impairs,
(i) the value, condition or use of the Acquired Assets taken as a whole or the value or condition, financial or otherwise, of the Business taken as a whole, other than (A) changes in economic or business conditions generally or in the steel industry specifically (provided that the Business is not materially disproportionately affected), (B) changes in laws and regulations impacting the steel industry generally, or (C) changes or effects resulting from the execution or announcement of this Agreement or (ii) the ability of any party hereto to perform its obligations under this Agreement; or (b) prevents or materially delays consummation of any of the Contemplated Transactions.

         "Material Contract" means any Contract with respect to the Business to which any Seller is a party or by which any of the Acquired Assets are bound and
(i) which is outside of the ordinary course of business; (ii) to which any Significant Customer is a party; (iii) to which any Significant Supplier is a party; (iv) pursuant to which the Sellers would be required to make payments in excess of $3,000,000 from and after the Execution Date; (v) master agreements, blanket purchase orders or other Contracts which relate to the generation, transportation or disposal of Hazardous Materials other than receipts, bills of lading, trip tickets and purchase orders issued pursuant to such master agreements, blanket purchase orders or other Contracts; (vii) which is an employment agreement or severance agreement or is a collective bargaining agreement with any labor union; (viii) which creates a joint venture or partnership or which otherwise involves the sharing of profits, losses, costs or liabilities with any other Person; (ix) which is an Assumed Contract, other than an Ordinary Course Contract; or (x) to which any officer or director of any Seller, or any Affiliate of any such officer or director, is a party.

         "Order" shall mean any judgment, order, injunction, writ, ruling, decree, stipulation or award of any Governmental Authority or private arbitration tribunal.

         "Ordinary Course Contract" shall mean any Contract related to the Business and the Acquired Assets entered into by any Seller after the Petition Date and prior to the Closing Date in the ordinary course of business, for the provision of goods or services to or by any Seller in a bona fide business transaction, and which (i) is for a term that does not exceed 12 months following the Closing or that is terminable by such Seller, without Liability, at will or upon advance notice not to exceed 30 days, and (ii) the performance of which does not involve consideration in excess of (A) $300,000 in any twelve-month period following the Closing, (B) with the consent of Buyer, which consent shall not be unreasonably withheld, $3 million in any twelve month period following the Closing, or (C) prevailing market terms, solely with respect to purchases of goods on spot markets for a term not to exceed 30 days; provided, however, in no event shall a Contract be deemed an Ordinary Course Contract if (v) such Contract is a Material Contract, (w) such Contract is with any current or former employee of any Seller, (x) such Contract is with respect to any financing provided pursuant to any credit agreement or other Contract evidencing indebtedness entered into by any Seller after the Petition Date, (y) the counterparty to such Contract is also party to a Contract with a Seller entered into prior to the Petition Date as to which such Seller has not satisfied all Liabilities thereunder or (z) the execution, delivery and performance of such Contract by any Seller would violate any provision of this Agreement, including the covenants set forth in Section 5.1. SCHEDULE 10(d) sets forth a complete and correct list of all Ordinary Course Contracts entered into by any Seller after the Petition Date and prior to the Execution Date.

         "Owned Machinery and Equipment" shall have the meaning set forth in
Section 1.1(a).

         "Owned Real Property" shall have the meaning set forth in Section
1.1(d).

         "Parent" shall have the meaning set forth in the Preamble.

         "Patents" shall have the meaning set forth in the definition of Intangible Property.

         "Permitted Encumbrances" means with respect to or upon any Acquired Assets any (a) with respect to real property and Intangible Property, easement, encroachment or other non-monetary lien or non-monetary matter of record which does not adversely impact or impair the current use, occupancy, or value, or the marketability of title, of such Acquired Asset or which does not individually (or in the aggregate with others) adversely impact or impair the operation of the Business or the use or enjoyment of the Acquired Asset, (b) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of debt), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of the Business, (c) liens imposed by law, such as carriers', warehouseman's, mechanics', materialmen's, landlords', laborers' suppliers' and vendors' liens, incurred in good faith in the ordinary course of the Business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings and which would not individually (or in the aggregate with others) materially adversely impact the operation of the

Business or the use or enjoyment of the Acquired Asset, (d) liens for Taxes not yet due and payable, (e) encumbrances arising under leases or subleases of Acquired Assets which do not adversely impact or impair the operation of the Business or the applicable Acquired Asset and (f) such other Encumbrances or title exceptions as Buyer may approve in writing in its sole discretion.

         "Permits" means all permits, licenses, franchises, certificates of occupancy, variances, exemptions, orders and other authorizations, consents, waivers, registrations and approvals, issued or issuable by any Governmental Authority that are used in or are necessary to conduct the Business as presently conducted or are applicable to the Acquired Assets.

         "Person" means any natural person, firm, partnership, joint venture, limited liability company, association, corporation, trust, business trust, unincorporated organization, Governmental Authority or other entity.

         "Petition Date" shall have the meaning set forth in the Preamble.

         "Pre-Closing Tax Period" shall have the meaning set forth in Section 1.2(f).

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal) other than the Bankruptcy Cases commenced, brought, conducted or heard by or before or otherwise involving, any Governmental Authority or arbitrator.

         "QS" shall have the meaning set forth in the Preamble.

         "Real Property" shall have the meaning set forth in Section 1.1(d).

         "Release" shall have the meaning assigned to that term under CERCLA.

         "Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, agents, representatives and financing sources (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person).

         "Rouge Steel" shall have the meaning set forth in the Preamble.

         "Sale" shall have the meaning set forth in Section 5.7.

         "Sale Hearing" shall have the meaning set forth in Section 5.7.

         "Sale Order" shall have the meaning set forth in Section 3.2(a).

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "SEC Reports" shall have the meaning set forth in Section 3.19.

         "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations of the SEC thereunder.

         "Seller" shall have the meaning set forth in the Preamble.

         "Sellers" shall have the meaning set forth in the Preamble.

         "Significant Customers" shall have the meaning set forth in Section
3.21.

         "Significant Suppliers" shall have the meaning set forth in Section
3.21.

         "Software" shall have the meaning set forth in the definition of Intangible Property.

         "Special Agent Advances" means those disbursements and advances which the Agent makes pursuant to Section 12.11 of the DIP Facility.

         "Subsequent Transaction" shall mean a sale, transfer or other disposition for value of a majority or more in value of the assets of the Sellers.

         "Supplies" shall have the meaning set forth in Section 1.1(c).

         "Tax" or "Taxes" shall mean any (x) federal, state, local, and foreign taxes, and other assessments, levies, duties or other governmental charges of a similar nature (whether imposed directly or through withholding), including any income, alternative or add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, environmental, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security (including national insurance contributions), disability, unemployment, corporation, inheritance, stamp duty reserve, estimated or other similar taxes, assessments, levies, duties or other governmental charges of any kind whatsoever, replaced by or replacing any of them chargeable by any Governmental Authority, together with all interest, additions to tax, or penalties applicable thereto, (y) liability for the payment of any amounts of the type described in clause (x) above as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability and (z) liability for the payment of any amounts of the type described in clause (x) or
(y) above as a result of being a party to any Tax sharing or similar agreement or arrangement or as a result of any agreement to indemnify any other person with respect to the payment of any such amounts.

         "Tax Returns" shall mean all federal, state, local, and foreign returns, declarations, statements, reports, forms, claims for refusal and information returns, statements or filings which are supplied or required to be supplied to any Governmental Authority, including any schedule or attachment thereto, and including any amendments thereof.

         "Termination Date" shall have the meaning set for in Section 7.1(b)(i).

         "Third Party Consent Requirements" shall have the meaning set forth in
Section 3.3.

         "Title IV Plan" shall have the meaning set forth in Section 3.14(b).

         "Trade Marks" shall have the meaning set forth in the definition of Intangible Property.

         "Tradesecrets" shall have the meaning set forth in the definition of Intangible Property.

         "Transaction Expenses" means the actual documented out-of-pocket expenses incurred in connection with the Contemplated Transactions not to exceed $1,000,000.

         "Transfer Taxes" shall have the meaning set forth in Section 5.15.

         "Transferred Employees" shall have the meaning set forth in Section
5.11.

         "UAW" means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America.

         "Unaudited Financials" shall have the meaning set forth in Section 3.8.

         "Wind Down Budget Expenses" means the expenses in an aggregate amount not to exceed $10 million set forth on SCHEDULE 1.3(d).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            ROUGE INDUSTRIES, INC.

                                            By: /s/ Carl L. Valdiserri
                                                ----------------------------
                                                Name: Carl L. Valdiserri
                                                Title: Chairman & CEO

                                            ROUGE STEEL COMPANY

                                            By: /s/ Carl L. Valdiserri
                                                ----------------------------
                                                Name: Carl L. Valdiserri
                                                Title: Chairman & CEO

                                            QS STEEL INC.

                                            By: /s/ Gary P. Latendresse
                                                ----------------------------
                                                Name: Gary P. Latendresse
                                                Title: Vice Chairman and CFO

                                            OAO SEVERSTAL

                                            By: /s/ Vadim A. Makhov
                                                ----------------------------
                                                Name:  Vadim A. Makhov
                                                Title:  Deputy General Director

                                                                    Exhibit A to
                                   Amended and Restated Asset Purchase Agreement
                                  ----------------------------------------------


                          BILL OF SALE AND ASSIGNMENT

       This Bill of Sale and Assignment, dated as of [__________], 2004, is by and among, Rouge Industries, Inc., Rouge Steel Company and QS Steel Inc. (collectively the "Sellers") and OAO SeverStal (the "Buyer"). Except as otherwise provided herein, all capitalized terms contained and not defined herein (including the recitals hereto) shall have herein the respective meanings ascribed to them in the Purchase Agreement.

                              W I T N E S S E T H:

       Reference is made to the Amended and Restated Asset Purchase Agreement, dated as of November 24, 2003, among Buyer and Sellers (the "Purchase Agreement") which provides for, among other things, the transfer and sale to Buyer of the Acquired Assets for consideration in the amount and upon the terms provided in the Purchase Agreement.

       Sellers, for good and valuable consideration paid to them by Buyer, at or before the execution and delivery hereof, the receipt and sufficiency of which by Sellers is hereby acknowledged, by this Bill of Sale do sell, assign, transfer, convey, set over, confirm and deliver unto Buyer, its successors and assigns forever, all of Sellers' rights, title and interests in, to and under the Acquired Assets.

       Sellers hereby covenant and agree that, at any time and from time to time after the delivery of this instrument, at Buyer's request and without further consideration, Sellers will do, execute, acknowledge and deliver, or will use reasonable best efforts to cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required to more effectively sell, assign, transfer, convey, deliver and vest in Buyer, the Acquired Assets.

       Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

       Nothing contained in this instrument shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expend, enlarge or in any way affect the provisions of the Purchase Agreement, including the warranties, covenants, agreements, conditions and representations contained in the Purchase Agreement and, in general, any of the rights and remedies, and any of the obligations and indemnifications, of Sellers or Buyer, set forth in the Purchase Agreement.

       This instrument is executed by, and shall be binding upon, Sellers, their successors and assigns, for the uses and purposes above set forth and referred to, effective immediately upon its delivery to Buyer. This instrument shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

       This Agreement may be signed in two or more counterparts each of which shall be deemed an original. The parties further agree that counterparts to this Agreement may be delivered by facsimile.

       IN WITNESS WHEREOF, Sellers have caused this Bill of Sale and Assignment to be executed on their behalf by their duly authorized officers as of the date first above written.

                                              ROUGE INDUSTRIES, INC.



                                              By:_______________________________
                                                 Name:
                                                 Title:


                                              ROUGE STEEL COMPANY



                                              By:_______________________________
                                                 Name:
                                                 Title:


                                              QS STEEL INC.



                                              By:_______________________________
                                                 Name:
                                                 Title:

ATTEST:


___________________________________
Name:


Receipt of the foregoing instrument
acknowledged:


OAO SEVERSTAL


By:_______________________________
   Name:
   Title:

                                                                    Exhibit B to
                                   Amended and Restated Asset Purchase Agreement
                                  ----------------------------------------------

                              ASSUMPTION AGREEMENT

       This Assumption Agreement (the "Agreement"), dated as of [_________], 2004, is by and among, Rouge Industries, Inc., Rouge Steel Company and QS Steel Inc. (collectively the "Sellers") and OAO SeverStal (the "Buyer").

       WHEREAS, by an Amended and Restated Asset Purchase Agreement dated as of November 24, 2003, (the "Purchase Agreement"), among Buyer and Sellers, as part of the Consideration under the Purchase Agreement, Buyer has agreed to assume the Assumed Liabilities as set forth in the Purchase Agreement; and

       WHEREAS, the parties hereto desire to carry out the intent and purposes of the Purchase Agreement by executing and delivering this Agreement evidencing the assumption by Buyer of the Assumed Liabilities;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows, subject to the terms and conditions of the Purchase Agreement:

       1. Definitions. Except as otherwise provided herein, all capitalized terms contained and not defined herein (including the recitals hereto) shall have herein the respective meanings ascribed to them in the Purchase Agreement.

       2. Assumption of Assumed Liabilities. Buyer hereby assumes and agrees to honor, pay and discharge when due the Assumed Liabilities.

       3. Further Assurances. Sellers hereby covenant and agree that, at any time and from time to time after the delivery hereof, at the request of Buyer, and without further consideration, Sellers shall execute, acknowledge and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such further action as may be reasonably necessary or desirable in order to more effectively sell, transfer, convey, assign and vest in Buyer the Assumed Liabilities.

       4. Binding Nature. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of Sellers and Buyer, effective immediately upon its delivery to Buyer.

       5. No Third-Party Beneficiaries. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

       6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

       7. Miscellaneous. Nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expend, enlarge or in any way affect the provisions of the Purchase Agreement, including the warranties, covenants, agreements, conditions and representations contained in the Purchase Agreement or, in general, any of the rights and remedies, and any of the obligations and indemnifications, of Sellers or Buyer, set forth in the Purchase Agreement. In the event of any conflict between the Purchase Agreement and this Agreement, the Purchase Agreement shall control. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the assumption by Buyer of the Assumed Liabilities as set forth above shall not be construed to defeat, impair or limit in any way (i) any rights or remedies of Buyer against third parties to contest or dispute the validity or amount of any of such Assumed Liabilities or (ii) any other rights or remedies of Buyer under the Purchase Agreement.

       8. Counterparts. This Agreement may be signed in two or more counterparts each of which shall be deemed an original. The parties further agree that counterparts to this Agreement may be delivered by facsimile.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                   ROUGE INDUSTRIES, INC.
Attest:


______________________________                     By:__________________________
Secretary:                                            Name:
                                                      Title:



                                                   ROUGE STEEL COMPANY
Attest:


______________________________                     By:__________________________
Secretary:                                            Name:
                                                      Title:



                                                   QS STEEL INC.
Attest:


______________________________                     By:__________________________
Secretary:                                            Name:
                                                      Title:



                                                   OAO SEVERSTAL
Attest:


______________________________                     By:__________________________
Secretary:                                            Name:
                                                      Title:

                                                                    Exhibit C to
                                   Amended and Restated Asset Purchase Agreement
                                   ---------------------------------------------

* Modified in response to comments made by the U.S. Department of Justice.

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


                                     )
   IN RE:                            )
                                     ) CHAPTER 11
   ROUGE INDUSTRIES, INC.,           )
         ET AL.,                     ) CASE NO. 03-13272 (MFW)
                                     )
                     DEBTORS.        ) JOINTLY ADMINISTERED
                                     )

               ORDER AUTHORIZING (I) SALE OF SUBSTANTIALLY ALL OF
                   THE ASSETS OF THE DEBTORS FREE AND CLEAR OF
               LIENS, CLAIMS AND ENCUMBRANCES, (II) ASSUMPTION AND
                  ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
            UNEXPIRED LEASES, (III) ASSUMPTION OF CERTAIN LIABILITIES
                AND (IV) PROCEDURES FOR THE REJECTION OF CERTAIN
                         EXECUTORY CONTRACTS AND LEASES

            Upon the motion, dated November __, 2003 (the "Motion")(1) of the above-captioned debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order under 11 U.S.C. Sections 105(a), 363, 365, and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 (the "Order") authorizing (i) the Debtors' sale

----------
(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Agreement, as the case may be; as to any conflicts with respect to such terms, the meanings contained in the Agreement shall control over the meanings contained in the Motion.

(the "Sale") of substantially all of the Debtors' Assets, pursuant to and as described in the Amended and Restated Purchase Agreement, dated as of November 24, 2003 (the "Purchase Agreement"),(2) between the Debtors and OAO SeverStal (the "Purchaser"), (ii) the Debtors' assumption and assignment to the Purchaser of certain executory contracts and unexpired leases (including all amendments thereto, the "Assigned Contracts"), pursuant to and as described in the Purchase Agreement, (iii) the assumption by the Purchaser of certain liabilities of the Debtors (the "Assumed Liabilities"), pursuant to and as described in the Purchase Agreement, and (iv) procedures for the rejection of certain executory contracts and leases; and the Court having entered an order on November ____, 2003 (the "Bid Procedures Order") approving (A) the Bidding Procedures, including certain Bidding Incentives and (B) the form and manner of notices; and a hearing on the Motion having been held on November ____, 2003 (the "Sale Hearing"), at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, and (iii) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estate and creditors and other parties in interest; and


----------
(2)   A copy of the Agreement is annexed hereto as Exhibit A.

upon the record of the Sale Hearing and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

            FOUND AND DETERMINED THAT:(3)

            A. The court has jurisdiction over this Motion and the transactions contemplated by the Purchase Agreement pursuant to 28 U.S.C. Sections 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A) and (N). Venue of these cases and the Motion in this district is proper under 28 U.S.C. Sections 1408 and 1409.

            B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 and 1146(c) of 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.

            C. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the Sale, and the assumption and assignment of the Assigned Contracts has been provided in accordance with 11 U.S.C. Sections 102(l), 363 and 365 and Fed. R. Bankr. P. 2002, 6004 and 9014 and in compliance with the Bid Procedures Order, (ii) such notice was good and sufficient, and appropriate under the particular circum-


----------
(3) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.
      R. Bankr. P. 7052.

stances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Sale, or the assumption and assignment of the Assigned Contracts is or shall be required.

            D. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Businesses and conducted the sale process in compliance with the Bid Procedures Order and the Auction was duly noticed and conducted in a non-collusive, fair and good faith manner.

            E. Each Debtor (i) has full corporate power and authority to execute the Purchase Agreement and all other documents contemplated thereby, and the sale of the Businesses by the Debtors has been duly and validly authorized by all necessary corporate action of each of the Debtors, (ii) has all of the corporate power and authority necessary to consummate the transactions contemplated by the Purchase Agreement, (iii) has taken all corporate action necessary to authorize and approve the Purchase Agreement and the consummation by such Debtors of the transactions contemplated thereby, and (iv) no consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate such transactions.

            F. Approval of the Purchase Agreement and consummation of the Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

            G. The Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to 11 U.S.C. Section 363(b) prior to, and outside of, a plan of reorganization in that, among other things, absent the Sale the value of the Assets and the Business will be harmed.

            H. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including: (i) the Office of the United States Trustee;
(ii) counsel for the Prepetition and Postpetition Lenders; (iii) the creditors identified on the Debtors' List of Creditors Holding the Thirty Largest Unsecured Claims, (iv) all non-Debtor parties to the Assigned Contracts, (v) any statutory committee appointed in these cases; (vi) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002, (vii) all entities known to have expressed an interest in a transaction with respect to the Assets during the last twelve months; (viii) all entities known to the Debtors to have asserted any Interests in or upon the Assets; (ix) all known or reasonably ascertainable appropriate federal, state, and local regulatory or taxing authorities, (x) all known or reasonably ascertainable appropriate federal, state and local regulatory bodies, including the United States Environmental Protection

Agency and (xi) all other known creditors and record equity interest holders of he Debtors.

             I. The Purchase Agreement was negotiated, proposed and entered into by the Debtors and the Purchaser without collusion, in good faith, and from arm's-length bargaining positions. Neither the Debtors nor the Purchaser have engaged in any conduct that would cause or permit the Purchase Agreement to be avoided under 11 U.S.C. Section 363(n).

            J. The Purchaser is a good faith purchaser under 11 U.S.C. Section 363(m) and, as such, is entitled to all of the protections afforded thereby.

            K. The Purchaser is not an "insider" of any of the Debtors, as that term is defined in 11 U.S.C. Section 101.

            L. The consideration provided by the Purchaser for the Businesses pursuant to the Purchase Agreement (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Businesses, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

            M. The Sale must be approved and consummated promptly in order to preserve the viability of the Debtors' Businesses as a going concern.

            N. The transfer of the Assets to the Purchaser will be a legal, valid, and effective transfer of the Assets, and will vest the Purchaser with all right, title, and interest of the Debtors to the Assets free and clear of all interests, including, but not limited to those (A) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Purchaser's interest in the Assets, or any similar rights, (B) relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Businesses prior to the Closing Date, and (C) (i) all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and (ii) all debts arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the Debtors' predecessors or affiliates, claims (as that term is defined in the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of these bankruptcy cases, and whether imposed by agreement, understanding, law, equity or otherwise, including but not limited to claims otherwise arising under doctrines of successor liability to the extent permitted by law (collectively, "Interests").

            O. The Purchaser would not have entered into the Purchase Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the Assets to the Purchaser and the assignment of the Assigned Contracts and Assumed Liabilities to the Purchaser was not free and clear of all Interests or any kind or nature whatsoever, or if the Purchaser would, or in the future could, be liable for any of the interests, including, without limitation, the Excluded Liabilities.

            P. The Debtors may sell the Assets free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in 11 U.S.C. Section 363(f)(1)-(5) has been satisfied. Those
(i) holders of Interests and (ii) non-Debtor parties to Assigned Contracts who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to 11 U.S.C. Section 363(f)(2). Those (i) holders of Interests and (ii) non-debtor parties to Assigned Contracts who did object fall within one or more of the other subsections of 11 U.S.C. Section 363(f) and are adequately protected by having their Interests, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim an Interest.

            Q. The sale of the Business to the Purchaser is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of reorganization.

The Sale is a sale in contemplation of a plan and, accordingly, a transfer pursuant to 11 U.S.C. Section 1146(c), which shall not be taxed under any law imposing a stamp tax or similar tax.

            R. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assigned Contracts to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assigned Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assigned Contracts being assigned to, and the liabilities being assumed by, the Purchaser are an integral part of Businesses being purchased by the Purchaser and, accordingly, such assumption and assignment of Assigned Contracts and liabilities are reasonable, enhance the value of the Debtors' estates, and do not constitute unfair discrimination.

            S. The Debtors have (i) cured, or have provided adequate assurance of cure, of any default existing prior to the date hereof under any of the Assigned Contracts, within the meaning of 11 U.S.C. Section 365(b)(1)(A) and
(ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assigned Contracts, with the meaning of 11 U.S.C. Section 365(b)(1)(B), and the Purchaser has provided adequate assurance of their future performance of and under the Assigned Contracts, within the meaning of 11 U.S.C. Section 365(b)(1)(C).

            T. Approval of the Purchase Agreement and assumption and assignment of the Assigned Contracts and consummation of the Sale of the Assets at this time are in the best interests of the Debtors, their creditors, their estates and other parties in interest.

            NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT,

                               General Provisions

            1. The Motion is granted, as further described herein.

            2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, hereby are overruled on the merits.

                       Approval of the Purchase Agreement

            3. The Purchase Agreement, and all of the terms and conditions thereof, is hereby approved.

            4. Pursuant to 11 U.S.C. Section 363(b), the Debtors are authorized to perform their obligations under and comply with the terms of the Purchase Agreement, and consummate the Sale, pursuant to and in accordance with the terms and conditions of the Purchase Agreement.

            5. The Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the Purchase

Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Purchase Agreement and to take all further actions as may be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Purchase Agreement.

            6. This Order and the Purchase Agreement shall be binding in all respects upon all creditors (whether known or unknown) of any Debtor, all non-debtor parties to the Assumed Agreements, all successors and assigns of the Purchaser, the Debtors and their affiliates and subsidiaries, the Businesses, and any subsequent trustees appointed in the Debtors' chapter 11 cases or upon a conversion to chapter 7 under the Bankruptcy Code and shall not be subject to rejection. Nothing contained in any chapter 11 plan confirmed in these bankruptcy cases or the confirmation order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of the Purchase Agreement or this Order.

            7. The Purchase Agreement and any related agreements, documents, or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court; provided that any such modification, amendment, or supplement is not material.

                               Transfer of Assets

            8. Except as expressly permitted or otherwise specifically provided for in the Purchase Agreement or this Order, pursuant to 11 U.S.C. Sections 105(a) and 363(f), the Assets shall be transferred to the Purchaser, and upon consummation of the Purchase Agreement (the "Closing") shall be, free and clear of all Interests of any kind or nature whatsoever with all such Interests of any kind or nature whatsoever to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

            9. Except as expressly permitted or otherwise specifically provided by the Purchase Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors or the Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Assets, the operation of the Business prior to the Closing Date, or the transfer of the Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its successors or assigns, its property, or the Assets, such persons' or entities' Interests.

            10. Nothing in the Order or the Purchase Agreement shall be construed to release or nullify any liability to any governmental entity under police or regulatory requirements that any entity would be subject to as the order or owner or operator of property after the date of entry of this Order.

            11. The transfer of the Assets to the Purchaser pursuant to the Purchase Agreement constitutes a legal, valid, and effective transfer of the Assets, and shall vest the Purchaser with all right, title, and interest of the Debtors in and to the Assets free and clear of all Interests of any kind or nature whatsoever.

            12. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or the Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests which the person or entity has with respect to the Debtors or the Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Assets and
(b) the Purchaser is hereby authorized to file, register, or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Assets of any kind or nature whatsoever.

                            Assumption and Assignment
                       to Purchaser of Assigned Contracts

            13. Pursuant to 11 U.S.C. Sections 105(a) and 365, and subject to and conditioned upon the Closing of the Sale, the Debtors' assumption and assignment to the Purchaser, and the Purchaser's assumption on the terms set forth in the Purchase Agreement, of the Assigned Contracts is hereby approved, and the requirements of 11 U.S.C. Section 365(b)(1) with respect thereto are hereby deemed satisfied.

            14. The Debtors are hereby authorized and directed in accordance with 11 U.S.C. Sections 105(a) and 365 to (a) assume and assign to the Purchaser, effective upon the Closing of the Sale, the Assigned Contracts free and clear of all Interests of any kind or nature whatsoever and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assigned Contracts and Assumed Liabilities to the Purchaser.

            15. With respect to the Assigned Contracts: (a) the Assigned Contracts shall be transferred and assigned to, and following the closing of the Sale remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assigned Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy

Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. Section 365(k), the Debtors shall be relieved from any further liability with respect to the Assigned Contracts after such assignment to and assumption by the Purchaser; (b) each Assigned Contract is an executory contract of the Debtors under Section 365 of the Bankruptcy Code; (c) the Debtors may assume each Assigned Contract in accordance with Section 365 of the Bankruptcy Code; (d) the Debtors may assign each Assigned Contract in accordance with Sections 363 and 365 of the Bankruptcy Code, and any provisions in any Assigned Contract that prohibit or condition the assignment of such Assigned Contract or allow the party to such Assigned Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assigned Contract, constitute unenforceable anti-assignment provisions which are void and of no force and effect; (e) all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Seller and assignment to the Purchaser of each Assigned Contract have been satisfied; and (f) upon Closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, the Purchaser shall be fully and irrevocably vested in all right, title and interest of each contract.

            16. All defaults or other obligations of the Debtors under the Assigned Contracts arising or accruing prior to the Closing Date under the Purchase

Agreement (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the Debtors at the Closing of the Sale or as soon thereafter as practicable, and the Purchaser shall have no liability or obligation arising or accruing prior to the date of the Closing of the Sale, except as otherwise expressly provided in the Purchase Agreement.

            17. Each non-Debtor party to an Assigned Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Purchaser, or the property of either of them, any default existing as of the Closing Date of the Sale.

            18. Except as provided in the Purchase Agreement or this Order, after the Closing, the Debtors and their estates shall have no further liabilities or obligations with respect to any assumed liabilities and all holders of such claims are forever barred and estopped from asserting such claims against the Debtors, their successors or assigns, their property or their assets or estates.

                      Rejection of Executory Contracts That
                           Are Not Assigned Contracts

            19. The procedures governing certain Executory Contracts that are not Assigned Contracts acquired by the Purchaser (or the Successful Bidder, as the case may be) (the "Excluded Contracts") as described in the Motion are hereby approved. The Debtors shall provide, by facsimile or overnight courier, each counterparty to any Excluded Contract that the Debtors seek to reject three (3) days (the "Rejection Notice Period") written notice (the "Rejection Notice"). Upon the expiration of the Rejection Notice Period the applicable Excluded Contract shall be deemed rejected effective as of the date of the Rejection Notice.

                              Additional Provisions

            20. The consideration provided by the Purchaser for the Business under the Purchase Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

            21. The consideration provided by the Purchaser for the Business under the Purchase Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

            22. On the Closing Date of the Sale, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests in the Assets, if any, as such Interests may have been recorded or may otherwise exist.

            23. This Order (a) shall be effective as a determination that, on the Closing Date, all Interests of any kind or nature whatsoever existing as to the

Debtors or the Assets prior to the Closing have been unconditionally released, discharged and terminated (other than the Surviving Obligations), and that the conveyances described herein have been effected and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets.

            24. Except as otherwise expressly provided in the Purchase Agreement, Purchaser shall have no obligation to pay wages, bonuses, severance pay, benefits (including, without limitation, contributions or payments on account of any under-funding with respect to any and all pension plans) or any other payment to employees of Debtors. Purchaser shall have no liability with respect to any collective bargaining agreement, employee pension plan, employee welfare or retention, benefit and/or incentive plan to which any Debtors are a party and relating to the Business (including, without limitation, arising from or related to the rejection or other termination of any such agreement), and Purchaser shall in no way be deemed a party to or assignee of any such agreement, and no employee of Purchaser shall be deemed in any way covered by or a party to any such agreement, and all parties to any such agreement are hereby enjoined from asserting against Purchaser any and all claims arising from or relating to such agreement. Any and all notices, if any, required to be given to the Debtors' employees pursuant to the Workers Adjustment and Relocation Adjustment Act (the "WARN Act"), or any similar federal or state law, shall be the sole responsibility and obligation of the Debtors and Purchaser shall have no responsibility or liability therefore.

            25. Any amounts that become payable by the Debtors to Purchaser pursuant to the Purchase Agreement (and related agreements executed in connection therewith) (a) shall constitute administrative expenses of the Debtors estate under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and (b) shall be paid by the Debtors in the time and manner provided for in the Purchase Agreement (and such related agreements) without further court order.

            26. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement.

            27. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Assets are hereby directed to surrender possession of the Assets to the Purchaser on the Closing Date.

            28. Except for the Assumed Liabilities or as expressly permitted or otherwise specifically provided for in the Purchase Agreement or this Order, the Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Assets other than for the Assumed Liabilities. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Purchase Agreement, to the extent allowed by law, the Purchaser shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character including but not limited to any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Business prior to the Closing Date.

            29. Except as provided in Paragraph 38, under no circumstances shall the Purchaser be deemed a successor of or to the Debtors for any Interest against or in the Debtors or the Assets of any kind or nature whatsoever. The sale, transfer, assignment and delivery of the Assets shall not be subject to any Interests, and Interests of any kind or nature whatsoever shall remain with, and continue to be obligations of, the Debtors. All persons holding Interests against or in the Debtors or the Assets of any kind or nature whatsoever (including but not limited to, the Debtors and/or their respective successors, including any Trustee's thereof, creditors, employees, unions, former employees and shareholders, administrative agencies, governmental units, secretaries of state, federal, state and local officials, maintaining any authority relating to any environmental, health and safety laws, and their respective successors or assigns) shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Interests of any kind or nature whatsoever against the Purchaser, its property, its successors and assigns, or the Assets, as an alleged successor or otherwise, with respect to any Interest of any kind or nature whatsoever such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, or the Assets. Following the Closing Date, no holder of an Interest in the Debtors shall interfere with the Purchaser's title to or use and enjoyment of the Assets based on or related to such Interest, or any actions that the Debtors may take in their Chapter 11 cases.

            30. This Court retains jurisdiction to enforce and implement the terms and provisions of the Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (1) compel delivery of the Assets to the Purchaser, (2) compel delivery of the purchase price or performance of other Obligations owed to the Debtors, (3) resolve any disputes arising under or related to the Purchase Agreement, except as otherwise provided therein, (4)interpret, implement, and enforce the provisions of this Order, and (5)protect the Purchaser against (i) any of the Excluded Liabilities or (ii) any Interests in the Debtors or the Assets, of any kind or nature whatsoever, attaching to the proceeds of the Sale.

            31. The transactions contemplated by the Purchase Agreement are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Purchaser (including the assumption and assignment of any of the Assigned Contracts), unless such authorization is duly stayed pending such appeal. The Purchaser is a purchaser in good faith of the Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

            32. The terms and provisions of the Purchase Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Purchaser, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Interest in the Assets to be sold to the Purchaser pursuant to the Purchase Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

            33. The failure specifically to include any particular provisions of the Purchase Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Purchase Agreement be authorized and approved in its entirety.

            34. The Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates.

            35. The transfer of the Assets pursuant to the Sale is a transfer pursuant to section 1146(c) of the Bankruptcy Code, and accordingly shall not be taxed under any law imposing a stamp tax or a sale, transfer, or any other similar tax. Each and every federal, state and local government agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transfer of any of the Assets, all without imposition or payment of any stamp tax, transfer tax, or similar tax.

            36. As provided by Rules 6004(g) and 6006(d) of the Federal Rules of Bankruptcy Procedure, this Order shall not be stayed for 10 days after the entry of the Order and shall be effective immediately upon entry.

            37. All bids received at the Auction from Qualified Bidders shall remain open until the earlier of 48 hours after the closing of the Sale in accordance with prior orders of this Court.

            38. Nothing in this Order or the Purchase Agreement shall be construed to release or nullify any obligations of the Purchaser under: (i) the Consent Decree entered, on June 11, 2002, in United States v. Rouge Steel Co., Civil Action Nos. 00-7542 and 0075454 (E.D. Mich.); or (ii) the Administrative Order issued by the United States Environmental Protection Agency, Region 5, on March 1, 2000, in In re Rouge Steel Co., Docket No. R7003-5-00-001. Further, the Purchaser acknowledges that it is obligated to comply with the aforementioned Consent Decree and Administrative Order.

Dated: Wilmington, Delaware
                   , 2003



                                    ------------------------------------
                                    United States Bankruptcy Judge

                                    Exhibit A

                               PURCHASE AGREEMENT

                                                                    Exhibit D to
                                   Amended and Restated Asset Purchase Agreement

                               BIDDING PROCEDURES

         Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of all or substantially all of the assets (the "Business") of Rouge Industries, Inc. and its subsidiaries (the "Sellers"). On October 23, 2003, the Sellers executed a Letter of Intent (as amended and restated on November 5, 2003, the "Letter of Intent") with OAO SeverStal (the "Purchaser") with respect to, among other things, the sale (the "Proposed Sale") of all or substantially all of the assets relating to the Business. On November 20, 2003 the Sellers and the Purchaser executed an asset purchase agreement (as amended and restated on November 24, 2003, the "Purchase Agreement") by and between the Sellers and the Purchaser which Purchase Agreement was filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on November 19, 2003. The Proposed Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

         On November 6, 2003, the Sellers filed a motion to: (I) (A) establish Bidding Procedures in connection with the Proposed Sale by the Sellers, including certain bidding incentives, (B) approve the form and manner of notices, (C) approve the form of purchase agreement, (D) schedule a hearing to consider the Proposed Sale, and (D) grant related relief; (II) approve the Proposed Sale by the Sellers free and clear of liens, claims and encumbrances to the successful bidder; (III) authorize the assumption and assignment of certain executory contracts and leases; (IV) authorize the assumption of certain liabilities and (V) approve procedures for the rejection of certain executory contracts and leases (the "Bidding Procedures Motion"). On November ____, 2003, the Bankruptcy Court entered an order under 11 U.S.C. Sections 105(a) and 363 and Fed. R. Bankr. P. 2002, 6004 and 9014 approving (A) Bidding Procedures in connection with the Proposed Sale by the Sellers, including certain bidding incentives and (B) the form and manner of notices (the "Bid Procedures Order") approving, among other things, the bid procedures (the "Bid Procedures") set forth herein. The Bid Procedures Order also set December 22, 2003 as the date for the Bankruptcy Court to conduct a hearing (the "Sale Hearing") to approve the Proposed Sale.

                               THE BIDDING PROCESS

         The Sellers shall (i) determine whether any person, in addition to the Purchaser, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids from Qualified Bidders, and (iv) negotiate any offer made to purchase any portion of the Business (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business to any person who is not a Qualified Bidder.

                           PARTICIPATION REQUIREMENTS

         Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Sellers, in order to participate in the Bidding Process, each person other than the Purchaser (a "Potential Bidder") must deliver (unless previously delivered) to the Sellers:

         (i) An executed confidentiality agreement customary for transactions of this type, in form and substance reasonably satisfactory to the Sellers;

         (ii) Current audited financial statements of the Potential Bidder, or, if the Potential Bidder is an entity formed for the purpose of acquiring the Business, current audited financial statements of the equity holders of the Potential Bidder who shall guarantee the obligations of the Potential Bidder, or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Sellers and their advisors; and

         (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded and any liabilities expected to be assumed, (c) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing), (d) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (e) any conditions to closing that it may wish to impose in addition to those set forth in the Purchase Agreement, and (f) the nature and extent of additional due diligence it may wish to conduct.

         A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Proposed Sale, and that the Sellers, after consultation with Congress Financial Corporation in its capacity as administrative agent (the "Agent") under that certain Loan and Security Agreement, dated March 13, 2001, by and among the Agent, the lenders party thereto and the Sellers, as ratified, extended, adopted and amended by the Ratification and Amendment Agreement dated October 28, 2003 (together, the "DIP Facility"), determine is likely (based on availability of financing, experience and other considerations) to be able to consummate the Proposed Sale if selected as the Successful Bidder within the time frame acceptable to the Sellers.

         As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Sellers, after consultation with the Agent, shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. At the same time that the Sellers notify the Potential Bidder that it is a Qualified Bidder, the Sellers shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided. The Sellers shall notify the Purchaser of the identity of any Qualified Bidder when such qualification occurs.

                                  DUE DILIGENCE

         The Sellers shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Sellers, access to physical and online data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Sellers, in their reasonable exercise of discretion, may agree. The Sellers will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. Any additional due diligence shall not continue after the Bid Deadline (as defined herein). The Sellers may, in their discretion, coordinate due diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Sellers nor any of their affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Business to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Sellers or their representatives.

                                  BID DEADLINE

         A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to Sellers c/o G. David Brinton and Dennis J. Drebsky at Clifford Chance US LLP, 200 Park Avenue, New York, NY 10166, with copies to Robert M. Miller at Morgan Joseph & Co. Inc., 600 Fifth Avenue, 19th Floor, New York, NY 10020-2302, Robert J. Dehney and Eric D. Schwartz, 1201 N. Market Street, P.O. Box 1347, Wilmington, DE 19899-1347 and Carl L. Valdiserri at Rouge Industries, Inc., P.O. Box 1699, 3001 Miller Road, Dearborn, MI 48121-1699, no later than 4:00 p.m. (EST) on December 18, 2003 (the "Bid Deadline"). Sellers will distribute by facsimile transmission, personal delivery or reliable overnight courier service a copy of each Bid upon receipt to (i) counsel to the Creditors' Committee; (ii) counsel to the Agent; and (iii) counsel to the Purchaser. The Sellers may extend the Bid Deadline once or successively, but are not obligated to do so.


                                BID REQUIREMENTS

         A bid is a letter from a Qualified Bidder (other than the Purchaser, whose participation as a Qualified Bidder shall be on the terms set forth in the Purchase Agreement) stating that (i) such Qualified Bidder offers to purchase the Business upon the terms and conditions set forth in the Purchase Agreement, together with all Exhibits and Schedules thereto (the "Definitive Sale Documentation"), marked to show those amendments and modifications to the Definitive Sale Documentation, including, but not limited to, price and the time of closing, that such Qualified Bidder proposes (a "Marked Agreement"); (ii) such Qualified Bidder is prepared to enter into and consummate the transaction after approval by the Bankruptcy Court and not later than January 30, 2004 and
(iii) such Qualified Bidder's offer is irrevocable until 48 hours after the closing of a purchase of the Acquired Assets to the same extent provided in the Purchase Agreement. A Qualified Bidder (other than the Purchaser) shall accompany its bid with (i) a deposit in a form acceptable to the Sellers in an amount of $4,500,000 payable to the order of Citibank, N.A., as escrow agent (the "Good Faith Deposit"), and (ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction.

         In addition to the foregoing requirements, the Sellers may not consider a bid unless such bid:

         a. has a value greater than or equal to the sum of (i) the value of the Purchaser's offer as set forth in the Purchase Agreement including, without limitation, the Consideration and Assumed Liabilities as set forth therein; plus (ii) an amount equal to the Break-Up Fee set forth in the Purchase

                  Agreement; plus (iii) $2.0 million, which is the maximum amount of the Expense Reimbursement set forth in the Purchase Agreement; plus (iv) in the case of the initial Qualified Bid (other than Purchaser's Qualified Bid), $1,000,000;

         b. provides for net cash proceeds sufficient to pay all obligations owed to the Agent and the lenders under the DIP Facility in full immediately upon the closing of the transaction;

         c. is on terms (other than financial) that, in the Sellers' reasonable business judgment, are substantially on the same or better terms and conditions as set forth in a copy of the Definitive Sale Documentation;

         d. is determined to be fully financeable in the Sellers' reasonable business judgment and is not conditioned on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

         e. does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payment; and

         f.       is received by the Bid Deadline.

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as, among others, the net value provided by such bid and the likelihood and timing of consummating such transaction. For purposes hereof, the Purchase Agreement executed by the Purchaser shall constitute a Qualified Bid.

                                "AS IS; WHERE IS"

         The sale of the Business shall be on an "as is, where is" basis and without representations or warranties of any kind, nature, or description by the Sellers, their agents or estate, except, with respect to the Purchaser, as provided in the Purchase Agreement, and with respect to a Qualified Bidder, to the extent set forth in a Marked Agreement (a "Competing Agreement"), as the case may be. All of the Sellers' right, title and interest in and to the assets to be acquired shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than Permitted Encumbrances (collectively, the "Transferred Liens"), such Transferred Liens to attach to the proceeds of the sale of such assets.

         Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Business and to conduct any and all due diligence regarding the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Purchase Agreement or a Competing Agreement.

                                     AUCTION

         If at least one Qualified Bid is received, other than that of the Purchaser, which Sellers determine, after consultation with the Agent, is higher and otherwise better than the bid of the Purchaser set forth in the Purchase Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Business and provide to the Purchaser and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 9:00 a.m., on December 19, 2003, at the offices of Clifford Chance US LLP or such later time or other place as the Sellers shall notify the Purchaser and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above. Only Qualified Bidders will be eligible to attend the Auction. At least two business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. Sellers shall provide copies of the Qualified Bid which Sellers believe is the highest or otherwise best offer to all Qualified Bidders who intend to participate in the Auction at least one business day prior to the Auction.

         Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their reasonable judgment, may conduct the Auction in the manner it determines will achieve the maximum value for the Business. The Sellers may adopt rules for bidding at the Auction, that, in Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted. At the Auction, Qualified Bidders will be permitted to increase their bids. The bidding at the Auction will start at the purchase price stated in the highest or otherwise best bid and continue in increments of $500,000 until there are no further bids.

         As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their financial and legal advisors and the Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including, without limitation, those factors affecting the speed and certainty of consummating the Proposed Sale, and (ii) identify the highest or otherwise best offer for the Business at the Auction (the "Successful Bid" and the bidder making such bid, the "Successful Bidder"). At the Sale Hearing, the Sellers shall present to the Bankruptcy Court for approval the Successful Bid.

                          ACCEPTANCE OF QUALIFIED BIDS

         The Sellers shall sell the Business to the Successful Bidder, or to the Purchaser in accordance with the Purchase Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Sellers' presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Sellers' acceptance of the bid. The Sellers shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                THE SALE HEARING

         The Sale Hearing is presently scheduled to take place on December 22, 2003 at 1:30 p.m. (EST) before the Honorable Mary F. Walrath, Chief United States Bankruptcy Judge for the District of Delaware. At the Sale Hearing, the Sellers will seek entry of an order, among other things, authorizing and approving the Proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Purchaser pursuant to the terms and conditions set forth in the Purchase Agreement as modified by Purchaser and Sellers in connection with the Auction, if applicable, or (ii) if a Qualified Bid is received by the Sellers, to the Successful Bidder, as determined by the Sellers in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Purchase Agreement or Competing Agreement submitted by the Successful Bidder. The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

         Following the Sale Hearing approving the Proposed Sale to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall effectuate such sale without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT

         The Good Faith Deposits of all Qualified Bidders shall be retained by the Sellers in an interest bearing account and all Qualified Bids will remain open, notwithstanding Bankruptcy Court approval of a sale pursuant to the terms of a Successful Bid by a Qualified Bidder, until 48 hours after the closing of the sale of the Business (the "Return Date"). On the Return Date, the Sellers shall return the Good Faith Deposits of all Qualified Bidders, except the Successful Bidders, with the accrued interest.

                                  MODIFICATIONS

            The Sellers may, after consultation with the Agent, (a) determine, in their business judgment, which Qualified Bid, if any, is the highest or otherwise best offer and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of sale, or (iii) contrary to the best interests of the Sellers, their estate and creditors, except that if the Purchaser's bid as reflected in the Purchase Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Sellers do not receive any Qualified Bid, or if after the Auction the Purchaser is declared the Successful Bidder, the Sellers shall report the same to the Bankruptcy Court and counsel to the Agent and the Creditors' Committee and shall proceed with the Sale Hearing, request entry of an order under Sections 363 and 365 of the Bankruptcy Code and the sale and assignment of the Acquired Assets to the Purchaser as provided by the Purchase Agreement. At or before the Sale Hearing, the Bankruptcy Court, or consistent with the purposes of the Bidding Procedures to obtain the highest or otherwise best offer for the Business, the Sellers may impose such other terms and conditions as it may determine to be in the best interests of the Sellers' estate, their creditors and other parties in interest; provided, however, such additional terms and conditions shall not be inconsistent with the Bid Procedures Order without the approval of the Purchaser.

                               AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

      This Amendment No 1. to Amended and Restated Asset Purchase Agreement (the "Amendment") is made and entered into as of this 11th day of December, 2003, by and among OAO SeverStal, a Russian joint stock company ("Buyer"), Rouge Industries, Inc., a Delaware corporation ("Parent"), Rouge Steel Company, a Delaware Corporation ("Rouge Steel") and QS Steel Inc., a Michigan corporation ("QS" and collectively with Parent and Rouge Steel, the "Sellers").

                                    RECITALS

      WHEREAS, Buyers and Sellers are parties to that certain Amended and Restated Purchase Agreement, dated as of November 24, 2003 (the "Amended and Restated Purchase Agreement"), and wish to enter into this Amendment to amend the Amended and Restated Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment. Section 7.1(d)(ii) of the Amended and Restated Purchase Agreement is hereby deleted in its entirety and replaced with the following:

      "(ii) if, on or prior to December 24, 2003, Buyer shall not have entered into Amendment No. 1 to the Ratification and Amendment Agreement, provided, however, that Sellers may only exercise the right to terminate this Agreement under this Section 7.1(d)(ii) on or prior to December 24, 2003; or"

2. Full Force and Effect. Except as expressly modified by this Amendment, the Amended and Restated Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms and provisions.

3. Capitalized Terms. Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Amended and Restated Purchase Agreement.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware, except to the extent that the laws of the State of Delaware are superceded by the Bankruptcy Code.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       ROUGE INDUSTRIES, INC.


                                       By: /s/ Carl L. Valdiserri
                                          ----------------------------
                                          Name:  Carl L. Valdiserri
                                          Title: Chairman and Chief Executive
                                                 Officer

                                       ROUGE STEEL COMPANY

                                       By: /s/ Carl L. Valdiserri
                                          ----------------------------
                                          Name:  Carl L. Valdiserri
                                          Title: Chairman and Chief Executive
                                                 Officer

                                       QS STEEL INC.

                                       By: /s/ Gary P. Latendresse
                                          ----------------------------
                                          Name:  Gary P. Latendresse
                                          Title: Vice Chairman and Chief
                                                 Executive Officer


                                       OAO SEVERSTAL

                                       By: /s/ Vadim A. Makhov
                                          ----------------------------
                                          Name:  Vadim A. Makhov
                                          Title: Board Member

                               AMENDMENT NO. 2 TO
                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

      This Amendment No 2. to Amended and Restated Asset Purchase Agreement (the "Amendment") is made and entered into as of this 19th day of December, 2003, by and among OAO SeverStal, a Russian joint stock company ("Buyer"), Rouge Industries, Inc., a Delaware corporation ("Parent"), Rouge Steel Company, a Delaware Corporation ("Rouge Steel") and QS Steel Inc., a Michigan corporation ("QS" and collectively with Parent and Rouge Steel, the "Sellers").

                                    RECITALS

      WHEREAS, Buyers and Sellers are parties to that certain Amended and Restated Asset Purchase Agreement, dated as of November 24, 2003, as amended pursuant to Amendment No. 1 thereto, dated December 11, 2003 (as so amended, the "Amended and Restated Purchase Agreement"), and wish to enter into this Amendment to further amend the Amended and Restated Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment.

      (a) Section 1.1(e) of the Amended and Restated Purchase Agreement is hereby deleted in its entirety and replaced with the following:

      "(e) Those leases (including leases and subleases of Leased Real Property and of Machinery and Equipment) and other Contracts (together with all of Sellers' deposits thereunder) entered into by any Seller that constitute an "executory contract" or "unexpired lease" as such terms are used in
      Section 365 of the Bankruptcy Code (in each case, an "Executory Contract") as of the Closing Date and are set forth on Schedule 1.1(e), the Ordinary Course Contracts and any other Contract related to the Business that Buyer has requested in writing be deemed to be an Assumed Contract (collectively, the "Assumed Contracts"). At any time prior to the Closing Date, Buyer in its sole discretion by written notice to Sellers may exclude any Contract (other than an Ordinary Course Contract) relating to the Business to which any Seller is a party and that constitutes an Executory Contract from Schedule 1.1(e). Any Executory Contract so excluded pursuant to the preceding sentence shall no longer be deemed an "Assumed Contract" under this Agreement. Upon Buyer's reasonable request, Sellers shall provide additional detailed information as to the obligations under any Executory Contract sufficient for Buyer to make an informed assessment whether to include or exclude such Executory Contract from the Assumed Contracts."

      (b) Section 1.3 of the Amended and Restated Purchase Agreement is hereby amended by adding a new paragraph (f) following paragraph (e) thereof which shall read as follows:

      "(f) Notwithstanding anything to the contrary in this Agreement, all pre-Petition and post-Petition workers compensation liabilities of Sellers which Sellers currently estimate to be approximately $6.9 Million."

      (c) Section 1.5(a) of the Amended and Restated Purchase Agreement is hereby deleted in its entirety and replaced with the following:

      "(a) The consideration for the Acquired Assets shall be the sum of (i) the Bank Consideration, plus (ii) an amount equal to the excess (the "Excess Amount") of $230.5 million over the sum of (x) the Bank Consideration, (y) the amount of the DIP Financing and (z) the aggregate amount of the Wind Down Budget Expenses (the sum of clauses (i) and (ii) is hereinafter referred to as the "$230.5 Million Amount"), plus (iii) the Cure Costs Amount, provided that to the extent that the Cure Costs Amount does not equal or exceed $35 million, Buyer shall pay to Sellers the difference between the Cure Costs Amount and $35 million (the "Cure Costs Shortfall Amount"). The assumption of the Assumed Liabilities and the payment of (a) the $230.5 Million Amount and (b) the Cure Costs Shortfall Amount are referred to in this Agreement as the "Consideration.""

      (d) Section 6.3(f) of the Amended and Restated Purchase Agreement is hereby deleted in its entirety and replaced with the following:

      "(f) The UAW shall have ratified the tentative collective bargaining agreement, dated December 17, 2003, with Buyer to be effective on the Closing Date a copy of which has been provided to Sellers."

2. Full Force and Effect. Except as expressly modified by this Amendment, the Amended and Restated Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms and provisions.

3. Capitalized Terms. Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Amended and Restated Purchase Agreement.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of the State of Delaware, except to the extent that the laws of the State of Delaware are superceded by the Bankruptcy Code.

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
      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       ROUGE INDUSTRIES, INC.


                                       By: /s/ Carl L. Valdiserri
                                          -------------------------------
                                          Name:  Carl L. Valdiserri
                                          Title: Chairman and Chief Executive
                                                 Officer

                                       ROUGE STEEL COMPANY

                                       By: /s/ Carl L. Valdiserri
                                          -------------------------------
                                          Name:  Carl L. Valdiserri
                                          Title: Chairman and Chief Executive
                                                 Officer

                                       QS STEEL INC.

                                       By: /s/ Gary P. Latendresse
                                          -------------------------------
                                          Name:  Gary P. Latendresse
                                          Title: President

                                       OAO SEVERSTAL

                                       By: /s/ Vadim A. Makhov
                                          -------------------------------
                                          Name:  Vadim A. Makhov
                                          Title: Board Member


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